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                                                                  EXECUTION COPY






             MORTGAGE LOAN PURCHASE AND INTERIM SERVICING AGREEMENT




                           DLJ MORTGAGE CAPITAL, INC.
                                Initial Purchaser


                         AMERICAN BUSINESS CREDIT, INC.
                               Seller and Servicer


                            HOMEAMERICAN CREDIT, INC.
                                      D/B/A
                                 UPLAND MORTGAGE
                                     Seller


                    AMERICAN BUSINESS MORTGAGE SERVICES, INC.
                                     Seller












                            Dated as of July 22, 2003

                            Fixed Rate Mortgage Loans




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             MORTGAGE LOAN PURCHASE AND INTERIM SERVICING AGREEMENT


         This is a MORTGAGE LOAN PURCHASE AND INTERIM SERVICING AGREEMENT (the "Agreement"), dated as of July 22, 2003, by and among DLJ Mortgage Capital, Inc., as initial purchaser (in such capacity, the "Initial Purchaser," and the Initial Purchaser or the Person, if any, to which the Initial Purchaser assigns its rights and obligations hereunder as Purchaser with respect to a Mortgage Loan, and each of their respective successors and assigns, the "Purchaser"), American Business Credit, Inc. ("ABC"), as a seller (in such capacity, a "Seller") and as servicer (in such capacity, the "Servicer"), HomeAmerican Credit, Inc., doing business as Upland Mortgage ("Upland"), as a seller (in such capacity, a "Seller") and American Business Mortgage Services, Inc. ("ABMS"), as a seller (in such capacity, a "Seller" and, together with ABC and Upland, the "Sellers").

                              W I T N E S S E T H :

         WHEREAS, the Sellers desire to sell to the Purchaser, and the Purchaser desires to purchase from the Sellers, certain fixed rate residential first lien and second lien mortgage loans (the "Mortgage Loans"), including the right to any Prepayment Charges payable by the related mortgagors in connection with any principal prepayments on the Mortgage Loans, which are serviced by the Servicer as described herein on a servicing-released basis, and which shall be delivered as whole loans as provided herein (with respect to the Mortgage Loans purchased on any such date, the related "Closing Date");

         WHEREAS, each Mortgage Loan is secured by a mortgage, deed of trust or other security instrument creating a first or second lien on a residential dwelling located in the jurisdiction indicated on the Mortgage Loan Schedule, which is to be annexed hereto on the related Closing Date as Schedule I;

         WHEREAS, the Purchaser, the Sellers and the Servicer wish to prescribe the manner of the conveyance, servicing and control of the Mortgage Loans; and

         WHEREAS, following its purchase of the Mortgage Loans from the Sellers, the Purchaser desires to sell some or all of the Mortgage Loans to one or more purchasers in one or more whole loan transfers or in one or more public or private mortgage-backed securities transactions;

         NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser, the Sellers and the Servicer agree as follows:

         1. Definitions. For purposes of this Agreement the following capitalized terms shall have the respective meanings set forth below.

         Accepted Servicing Practices: As defined in the Servicing Addendum.

         Agreement: This Mortgage Loan Purchase and Interim Servicing Agreement including all exhibits, schedules, amendments and supplements hereto.


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         Ancillary Income: All income derived from the Mortgage Loans, other than interest, principal, and Prepayment Charges collected, including but not limited to, fees received with respect to late charges, checks or bank drafts returned by the related bank for non-sufficient funds, assumption fees (subject to Subsection 11.19 hereof), and all other incidental fees and charges. The Servicer shall retain all Ancillary Income.

         Appraised Value: With respect to any Mortgaged Property, the lesser of
(i) the lesser of (a) the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by a licensed appraiser and (b) the value thereof as determined by a review appraisal conducted by the Servicer in the event any such review appraisal determines an appraised value ten percent or more lower than the value thereof as determined by the appraisal referred to in clause (i)(a) above, and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan, provided, however, (1) in the case of a Refinanced Mortgage Loan, such value of the Mortgaged Property is based solely upon the lesser of (i) the value determined by an appraisal made for the originator of such Refinanced Mortgage Loan at the time of origination of such Refinanced Mortgage Loan by a licensed appraiser and (ii) the value thereof as determined by a review appraisal conducted by the Servicer in the event any such review appraisal determines an appraised value ten percent or more lower than the value thereof as determined by the appraisal referred to in clause
(ii)(a)(i) above and (2) in the case of a Mortgage Loan originated in connection with a "lease-option purchase," such value of the Mortgaged Property is based on the lower of the value determined by an appraisal made for the originator of such Mortgage Loan at the time of origination or the sale price of such Mortgaged Property if the "lease option purchase price" was set less than 12 months prior to origination, and is based on the value determined by an appraisal made for the originator of such Mortgage Loan at the time of origination if the "lease option purchase price" was set 12 months or more prior to origination.

         Assignment of Mortgage: An individual assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to give record notice of the sale of the Mortgage to the Purchaser.

         Bankruptcy Act: The Bankruptcy Reform Act of 1978, as amended (Title 11 of the United States Code).

         BIF: The Bank Insurance Fund, or any successor thereto.

         Business Day: Any day other than a Saturday or Sunday, or a day on which banking and savings and loan institutions in the State of California or the State of New York are authorized or obligated by law or executive order to be closed.

         Cash-Out Refinancing: A Refinanced Mortgage Loan, the proceeds of which were more than $1,000 in excess of the principal balance of an existing first mortgage on the related Mortgaged Property, the principal balance of any existing subordinate mortgages on the related Mortgaged Property and related closing costs, and were used to satisfy such existing first mortgage, any such subordinate mortgages, to pay related closing costs and to provide to the mortgagor more than $1,000 in addition thereto.

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         Certificate Insurer: The certificate insurer as shall be designated by the Purchaser in connection with any Reconstitution Agreement.

         Certificates: The certificates issued in connection with any Reconstitution Agreement on the related Reconstitution Date as provided in
Section 12 hereof.

         Closing Date: With respect to each Mortgage Loan, the date on which the Purchaser shall purchase and the related Seller shall sell to the Purchaser such Mortgage Loan together with such other Mortgage Loans as shall be listed on the related Mortgage Loan Schedule. The Closing Date for any Mortgage Loan shall in no event be later than August 10, 2003.

         Closing Documents: The documents required pursuant to Section 9.

         Code: The Internal Revenue Code of 1986, or any successor statute thereto.

         Combined Loan-to-Value Ratio or CLTV: As of any date and Mortgage Loan which is secured by a Mortgaged Property which also secures the repayment of a subordinated second mortgage loan, the fraction, expressed as a percentage, the numerator of which is the sum of (a) the original principal balance of the Mortgage Loan, plus (b) the unpaid principal balance of any second mortgage loan secured by the Mortgaged Property as of such date, and the denominator of which is the Appraised Value of the related Mortgaged Property; as of any date and Mortgage Loan which is secured by a Mortgaged Property which does not also secure the repayment of a subordinated second mortgage loan, the Loan-to-Value Ratio.

         Commitment Letter: With respect to each Mortgage Loan, the related letter agreement dated July 1, 2003 between the Purchaser and the Sellers (including any exhibits, schedules and attachments thereto) and attached hereto as Exhibit 9.

         Condemnation Proceeds: All awards, compensation and settlements in respect of a taking of all or part of a Mortgaged Property by exercise of the power of condemnation or the right of eminent domain.

         Custodial Account: The separate account or accounts, each of which shall be an Eligible Account, created and maintained pursuant to this Agreement, which shall be entitled "American Business Credit, Inc., as custodian for the Purchaser, First and Second Lien Fixed Rate Mortgage Loans" or such other title as shall be acceptable to the Purchaser.

         Custodial Agreement: The custodial agreement dated as of July 1, 2003 among the Initial Purchaser, the Sellers and the Custodian, governing the retention of the originals of each Mortgage Note, Mortgage, Assignment of Mortgage and other Mortgage Loan Documents, a form of which agreement is annexed hereto as Exhibit 6 or any other custodial agreement among a custodian, the Sellers and the Initial Purchaser pursuant to which such custodian is to hold any of the documents or instruments referred to above as agent for the Initial Purchaser.

         Custodian: A custodian that is appointed pursuant to a Custodial Agreement or its successor in interest or assigns, any successor to the Custodian under the Custodial Agreement, as therein provided. The initial Custodian shall be JPMorgan Chase Bank.

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         Cut-off Date: With respect to each Mortgage Loan (other than a
Qualified Substitute Mortgage Loan), the later of (i) the last day of the month immediately preceding the month in which the related Closing Date with respect to such Mortgage Loan occurs and (ii) the origination date of the related Mortgage Loan, and with respect to each Qualified Substitute Mortgage Loan, its date of substitution.

         Deleted Mortgage Loan: A Mortgage Loan rejected by the Purchaser or a Mortgage Loan replaced or to be replaced by a Qualified Substitute Mortgage Loan.

         Determination Date: With respect to each Distribution Date, the tenth
(10th) day of the calendar month in which such Distribution Date occurs or, if such tenth (10th) day is not a Business Day, the Business Day immediately preceding such tenth (10th) day.

         Distribution Date: The fifteenth (15th) day of each month, commencing on the fifteenth (15th) day of the month next following the month in which the related Cut-off Date occurs, or if such fifteenth (15th) day is not a Business Day, the first Business Day immediately following such fifteenth (15th) day.

         Due Date: With respect to each Mortgage Loan and any Distribution Date, the date on which Monthly Payments on such Mortgage Loan are due which is either the first day of the month of such Distribution Date, or if Monthly Payments on such Mortgage Loan are due on a day other than the first day of the month, the date in the calendar month immediately preceding the Distribution Date on which such Monthly Payments are due, exclusive of any days of grace.

         Due Period: With respect to each Distribution Date, the period commencing on the first day of the month preceding the month of the Distribution Date and ending on the last day of the month of the preceding the month of the Distribution Date.

         Eligible Account: Either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated A-1 by S&P or Prime-1 by Moody's (or a comparable rating if another rating agency is specified by the Initial Purchaser by written notice to each Seller) at the time any amounts are held on deposit therein, (ii) an account or accounts the deposits in which are fully insured by the FDIC to the full extent permitted or (iii) a trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity. Eligible Accounts may bear interest.

         Escrow Account: The separate trust account or accounts created and maintained pursuant to this Agreement which shall be entitled "American Business Credit, Inc., as Servicer, in trust for the Purchaser and various Mortgagors, Fixed Rate Mortgage Loans" or such other title as shall be acceptable to the Purchaser.

         Escrow Payments: The amounts constituting ground rents, taxes, assessments, water charges, sewer rents, Primary Insurance Policy premiums (if any), fire and hazard insurance premiums and other payments required to be escrowed by the Mortgagor with the Mortgagee pursuant to the terms of any Mortgage Note or Mortgage.

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         Event of Default: Any one of the events enumerated in Subsection 14.01.

         Fair Credit Reporting Act: 15 U.S.C.ss.ss.1681 et seq.

         Fannie Mae: Fannie Mae, formerly known as Federal National Mortgage Association ("FNMA") or any successor thereto.

         FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

         Final Recovery Determination: With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Servicer), a determination made by the Servicer that all Condemnation Proceeds, Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Servicer shall maintain records, prepared by a servicing officer of the Servicer, of each Final Recovery Determination.

         First Lien: With respect to any second lien Mortgage Loan, the mortgage loan relating to the corresponding Mortgaged Property having a first priority lien.

         First Payment Default Loan: Any Mortgage Loan for which the related Mortgagor does not make the contractual first payment within 30 days of its due date or the related Mortgagor does not make the first contractual payment after such Mortgage Loan is owned by the Initial Purchaser within 30 days of its due date. For example, if a Mortgagor of a Mortgage Loan fails to make the June 2003 payment, July 2003 payment or the August 2003 payment within 30 days of its due date, that Mortgage Loan qualifies as a First Payment Default Loan.

         Fitch: Fitch Ratings, or its successor in interest.

         Fixed Rate Mortgage Loan: A Mortgage Loan with respect to which the Mortgage Interest Rate is fixed for the life of such Mortgage Loan.

         Freddie Mac: Freddie Mac, formerly known as Federal Home Loan Mortgage Corporation ("FHLMC") or any successor thereto.

         Holdback Amount: The amount due to be paid by the Purchaser to the related Seller pursuant to the Commitment Letter upon delivery to the Seller or its Custodian Assignments of Mortgage in blank in recordable form for each of the Mortgage Loans sold by such Seller to the Purchaser.

         HUD: The United States Department of Housing and Urban Development or any successor thereto.

         Initial Purchaser: DLJ Mortgage Capital, Inc., or its successor thereto.

         Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the related Mortgagor.

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         Interim Servicing Period: With respect to any Mortgage Loan, the period commencing on the related Closing Date and ending not later than the close of business on October 1, 2003, or such other date, earlier or later, as specified in a written notice from the Purchaser to each Seller and the Servicer.

         Liquidation Event: With respect to any Mortgage Loan or REO Property, any of the following events: (i) a Final Recovery Determination is made as to such Mortgage Loan or REO Property; (ii) such Mortgage Loan or REO Property is removed from this Agreement by reason of its being repurchased, sold or replaced pursuant to or as contemplated by any provision of this Agreement; or (iii) such Mortgage Loan is paid in full.

         Liquidation Proceeds: Amounts, other than Insurance Proceeds and Condemnation Proceeds, received in connection with the liquidation of a defaulted Mortgage Loan through trustee's sale, foreclosure sale or otherwise, other than amounts received following the acquisition of REO Property.

         Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan as of any date of determination, the ratio on such date of the outstanding principal amount of such Mortgage Loan, to the Appraised Value of the related Mortgaged Property.

         Monthly Payment: With respect to any Mortgage Loan, the scheduled combined payment of principal and interest payable by a Mortgagor under the related Mortgage Note on each Due Date.

         Moody's: Moody's Investors Service, Inc. or its successor in interest.

         Mortgage: The mortgage, deed of trust or other instrument creating a first or second lien on Mortgaged Property securing the Mortgage Note.

         Mortgage File: The items pertaining to a particular Mortgage Loan referred to in Exhibit 5 annexed hereto, and any additional documents required to be added to the Mortgage File pursuant to this Agreement or the Commitment Letter.

         Mortgage Interest Rate: The annual rate of interest borne on a Mortgage Note with respect to each Mortgage Loan as set forth in the related Mortgage Loan and the Mortgage Loan Schedule.

         Mortgage Loan: Each Mortgage Loan sold, assigned and transferred to the Purchaser pursuant to this Agreement and the Commitment Letter and identified on the Mortgage Loan Schedule annexed to this Agreement on the related Closing Date, which Mortgage Loan includes without limitation the related Mortgage File, the Monthly Payments, Principal Prepayments, Prepayment Charges, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

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         Mortgage Loan Documents: The documents listed in Section 2 of the
Custodial Agreement pertaining to the related Mortgage Loan.

         Mortgage Loan Remittance Rate: With respect to each Mortgage Loan, the annual rate of interest remitted to the Purchaser, which shall be equal to the related Mortgage Interest Rate.

         Mortgage Loan Schedule: The schedule of Mortgage Loans to be annexed hereto as Schedule I on the related Closing Date for the Mortgage Loans delivered on that Closing Date, in both hard copy and "read only" electronic format, such schedule setting forth the following information with respect to each such Mortgage Loan: (1) the related Seller's Mortgage Loan identifying number; (2) the Mortgagor's name; (3) the street address of the Mortgaged Property including the state and zip code; (4) a code indicating whether the Mortgaged Property is owner-occupied; (5) the type of Residential Dwelling constituting the Mortgaged Property; (6) the Loan-to-Value Ratio or Combined Loan-to-Value Ratio, as applicable, at origination; (7) the Mortgage Interest Rate in effect as of the related Cut-off Date; (8) the stated maturity date of the Mortgage Loan and, if such Mortgage Loan is a second lien Mortgage Loan, the stated maturity date of the related First Lien; (9) the amount of the Monthly Payment at origination; (10) the amount of the Monthly Payment as of the related Cut-off Date; (11) the last Due Date on which a Monthly Payment was actually applied to the unpaid stated principal balance; (12) the original principal balance of the Mortgage Loan and, if such Mortgage Loan is a second lien Mortgage Loan, the original principal balance of the related First Lien, as of the date of origination; (13) the Stated Principal Balance of the Mortgage Loan and, if such Mortgage Loan is a second lien Mortgage Loan, the Stated Principal Balance of the related First Lien, as of the close of business on the related origination date; (14) a code indicating the purpose of the loan (i.e., purchase financing, Rate/Term Refinancing, Cash-Out Refinancing); (15) the Mortgage Interest Rate at origination; (16) a code indicating the documentation style (i.e., full, limited or stated); (17) the related Seller's risk grade; (18) the Appraised Value of the Mortgaged Property; (19) the sale price of the Mortgaged Property, if applicable; (20) on the Mortgage Loan Schedule in "read only" electronic format, the actual unpaid principal balance of the Mortgage Loan as of the related Cut-off Date; (21) the actual paid to date; (22) the number of years any prepayment penalty is in effect; (23) the loan type (e.g., fixed);
(24) a code indicating whether the Mortgage Loan is a second lien Mortgage Loan. With respect to the Mortgage Loans in the aggregate, the Mortgage Loan Schedule shall set forth the following information, as of the related Cut-off Date: (1) the number of Mortgage Loans; (2) the Stated Principal Balance of the Mortgage Loans; (3) the weighted average Mortgage Interest Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans.

         Mortgage Note: The original executed note or other evidence of the Mortgage Loan indebtedness of a Mortgagor.

         Mortgaged Property: The Mortgagor's real property securing repayment of a related Mortgage Note, consisting of a fee simple interest in a single parcel of real property improved by a Residential Dwelling.

         Mortgagee: The mortgagee or beneficiary named in the Mortgage and the successors and assigns of such mortgagee or beneficiary.

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         Mortgagor: The obligor on a Mortgage Note, the owner of the Mortgaged
Property and the grantor or mortgagor named in the related Mortgage and such grantor's or mortgagor's successors in title to the Mortgaged Property.

         Nonrecoverable Servicing Advance: Any Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Servicer, will not, or, in the case of a proposed Servicing Advance, would not, be ultimately recoverable from related late payments, Condemnation Proceeds, Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

         Officer's Certificate: A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or a President or a Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Person on behalf of whom such certificate is being delivered.

         Pass-Through Transfer: The sale or transfer of some or all of the Mortgage Loans by the Purchaser to a trust to be formed as part of a publicly issued or privately placed mortgage-backed securities transaction.

         Person: An individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         Prepayment Charge: With respect to each Mortgage Loan, any prepayment penalty payable in connection with a Principal Prepayment on such Mortgage Loan made on or after the related Cut-off Date, transferred and assigned to the Purchaser pursuant to the terms of this Agreement and identified in the Mortgage Loan Schedule.

         Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan received in advance of its scheduled Due Date, including any prepayment penalty or premium thereon, which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

         Prospectus and Prospectus Supplement: The prospectus and the prospectus supplement relating to the Certificates, if any.

         Purchase Price: The price paid on the related Closing Date by the Purchaser to the related Seller pursuant to the Commitment Letter in exchange for the Mortgage Loans purchased on such Closing Date as calculated as provided in Section 4.

         Qualified Substitute Mortgage Loan: A mortgage loan eligible to be substituted by a Seller for a Deleted Mortgage Loan, which must have the following qualities on the date of substitution: (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall shall be deposited in the Custodial Account by the related Seller out of its own funds without right of reimbursement as provided in Subsection 7.04 herein), (ii) have a current Mortgage Interest Rate not less than and not more than 1% greater than the current Mortgage Interest Rate of the Deleted Mortgage Loan, (iii) have a remaining term to maturity not greater than, and not more than three (3) months less than, that of the Deleted Mortgage Loan, (iv) be of the same type as the Deleted Mortgage Loan (i.e., if the Deleted Mortgage Loan is a Fixed Rate Mortgage Loan, the substituted loan shall be a Fixed Rate Mortgage Loan), (v) comply with each representation and warranty respecting individual Mortgage Loans set forth in Subsection 7.03 herein, provided, that for purposes of applying such representations and warranties to each such Qualified Substitute Mortgage Loan, references in such Subsection to the related Closing Date shall be deemed to be references to the date of substitution of such Qualified Substitute Mortgage Loan and (vi) be contractually current as of the date of substitution. If one or more Mortgage Loans are substituted for one or more Deleted Mortgage Loans pursuant to Subsection 7.04 herein, the amounts described in clause (i) hereof shall be determined on the basis of the aggregate principal balances; the Mortgage Interest Rate and the term to maturity described in clauses (ii) and (iii) hereof shall be determined on the basis of weighted average Mortgage Interest Rates and original terms to maturity respectively.

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         Rate/Term Refinancing: A Refinanced Mortgage Loan, the proceeds of which were not more than $1,000 in excess of the principal balance of an existing first mortgage on the related Mortgaged Property, the principal balance of any existing subordinate mortgages on the related Mortgaged Property and related closing costs, and were used to satisfy such existing first mortgage or any such subordinate mortgages, to pay related closing costs and to provide to the Mortgagor not more than $1,000 in addition thereto.

         Rating Agency: Each of S&P, Moody's and Fitch.

         Reconstitution: Either a Pass-Through Transfer or Whole Loan Transfer.

         Reconstitution Agreement: In connection with a Reconstitution, an agreement pursuant to which each Seller makes representations and warranties with respect to the Mortgage Loans subject to the Reconstitution as of the date of the Reconstitution and undertakes certain other obligations, as set forth in such Reconstitution Agreement.

         Reconstitution Date: As to any Mortgage Loan, the date on which this Agreement, as it relates to such Mortgage Loan, is reconstituted as part of a transaction described in Section 12 hereof.

         Reconstitution Period: With respect to any Mortgage Loan, the period beginning from the related Closing Date to no later than September 30, 2003.

         Record Date: With respect to each Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

         Refinanced Mortgage Loan: A Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

         REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

         REO Disposition: The final sale by the Servicer of any REO Property.

                                       9
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         REO Property: A Mortgaged Property acquired as a result of the liquidation of a Mortgage Loan.

         Repurchase Price: The Repurchase Price for any Mortgage Loan as to which a First Payment Default has occurred or such Mortgage Loan is to be repurchased pursuant to Subsection 7.04 shall be equal to the sum of (i) the product of the Purchase Price Percentage (as stated in the Commitment Letter) and the Stated Principal Balance of such Mortgage Loan as of the date of repurchase, plus accrued interest thereon until the date in which such repurchase occurs and (ii) any costs and damages incurred by the Purchaser in connection with a breach of the representation made in Subsection 7.03(h). All amounts owed to the Purchaser shall be delivered via wire transfer of immediately available funds within two Business Days of such event.

         Residential Dwelling: Any one of the following: (i) an attached or detached one-family dwelling, (ii) an attached or detached two- to four-family dwelling, (iii) an attached or detached one-family dwelling unit in a condominium project, (iv) an attached or detached one-family dwelling in a planned unit development, none of which is a cooperative, or mobile home (as defined in 42 United States Code, Section 5402(6)) or (v) a manufactured home.

         SAIF: The Savings Association Insurance Fund or any successor thereto.

         Sellers: American Business Credit, Inc., HomeAmerican Credit, Inc. doing business as Upland Mortgage and American Business Mortgage Services, Inc. or any of their respective successor in interest thereto.

         Servicer: American Business Credit, Inc., or its successor in interest thereto.

         Servicing Addendum: The terms and conditions attached hereto as Exhibit 11 which will govern the servicing of the Mortgage Loans by the Servicer during the Interim Servicing Period.

         Servicing Advances: All customary, reasonable and necessary "out-of-pocket" costs and expenses incurred by the Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) preservation, restoration and repair of a Mortgaged Property, (ii) any enforcement or judicial proceedings with respect to a Mortgage Loan, including foreclosure actions and (iii) the management and liquidation of REO Property.

         Servicing Fee: With respect to each Mortgage Loan, the amount of the fee the Purchaser shall pay to the Servicer, which shall, for each month, be equal to 0.50% per annum per Mortgage Loan, payable monthly, in arrears. If the Interim Servicing Period includes any partial month, the Servicing Fee for such month shall be pro rated at a per diem rate based upon a 30-day month.

         Servicing File: With respect to each Mortgage Loan, the file retained by the Servicer consisting of originals of all documents in the Mortgage File that are not delivered to the Purchaser or the Custodian and copies of the Mortgage Loan Documents set forth in Section 2 of the Custodial Agreement.

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         Servicing Rights: All of the Purchaser's right, title and interest in and to the servicing of the Mortgage Loans, together with all Custodial Accounts, Escrow Accounts, contract rights, incidental income and benefits, and exclusive rights to possession and use of servicing files and records directly or indirectly related thereto, including, without limitation, borrower lists, insurance policies and tax service agreements.

         Servicing Transfer Date: With respect to a Mortgage Loan, the date on which the physical servicing of such Mortgage Loan and the related Servicing Rights and servicer responsibilities are transferred to the Purchaser or its designee, pursuant to Subsection 13.05 herein, which date shall not be later than the end of the Interim Servicing Period, or such other date as may be mutually agreed to in writing by the Sellers and Initial Purchaser; provided, however, if the Purchaser exercises its option to terminate the Servicer pursuant to this Agreement, the Servicing Transfer Date will be deemed to have occurred upon such termination.

         S&P: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or its successor in interest thereto.

         Stated Principal Balance: As to each Mortgage Loan as of any date of determination, (i) the unpaid principal balance of the Mortgage Loan as of the related Cut-off Date, minus (ii) all amounts previously distributed to the Purchaser with respect to such Mortgage Loan representing payments or recoveries of principal.

         Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage Loans by the Purchaser to a third party, which sale or transfer is not a Pass-Through Transfer.

         2. Agreement to Purchase. On the related Closing Date, the Sellers agree to sell, and the Purchaser agrees to purchase, without recourse but subject to the representations, warranties, terms and provisions of this Agreement, Mortgage Loans having an aggregate principal balance on the related Cut-off Date in an amount as set forth in the Commitment Letter, or in such other amount as agreed by the Purchaser and the Sellers as evidenced by the actual aggregate principal balance of the Mortgage Loans accepted by the Purchaser on such Closing Date.

         3. Mortgage Loan Schedule. The Sellers shall deliver a Mortgage Loan Schedule for the Mortgage Loans, or each Seller shall deliver a Mortgage Loan Schedule for the related Mortgage Loans, to be purchased on the related Closing Date to the Purchaser at least two (2) Business Days prior to such Closing Date.

         4. Purchase Price. The Purchase Price for each Mortgage Loan listed on the related Mortgage Loan Schedule shall be the amount determined pursuant to the terms of the Commitment Letter (subject to adjustment as provided therein). If so provided in the Commitment Letter, portions of the Mortgage Loans shall be priced separately. The Purchase Price shall be remitted by the Initial Purchaser to the related Seller on the related Closing Date by wire transfer of immediately available funds to the bank account designated by such Seller. At such time as the Sellers deliver to the Purchaser or its Custodian Assignments of Mortgage in blank in recordable form for each Mortgage Loan purchased by the Purchaser on a Closing Date, the Purchaser shall pay the applicable Holdback Amount to the related Seller; provided, that, no Seller shall be entitled to payment of the Holdback Amount if the Assignments of Mortgage relating to all the purchased Mortgage Loans are not delivered to the Purchaser or its Custodian on or prior to August 11, 2003.

                  In addition to the Purchase Price as described above, the Initial Purchaser shall pay to related Seller, on the related Closing Date, accrued interest on the Stated Principal Balance of each Mortgage Loan at its Mortgage Interest Rate from the last interest paid-through date to but not including related Closing Date.

                  The Purchaser shall own and be entitled to receive with respect to each Mortgage Loan purchased, (1) all scheduled principal received after the related Cut-off Date, (2) all other recoveries of principal collected after the related Cut-off Date, (3) all payments of interest on the Mortgage Loans at the Mortgage Interest Rate from the last interest paid-through date and
(4) all Prepayment Charges on the Mortgage Loans collected on or after the related Cut-off Date. The Stated Principal Balance of each Mortgage Loan as of the related Cut-off Date is determined after application to the reduction of principal of payments of principal received on or before the related Cut-off Date. All payments of principal and interest, less the applicable Servicing Fee, received on a Due Date following the related Cut-off Date shall belong to the Purchaser.

         5. Examination of Mortgage Files. In addition to the rights granted to the Initial Purchaser under the Commitment Letter to underwrite the Mortgage Loans and review the Mortgage Files, the Sellers, at least two (2) days prior to the related Closing Date, shall (a) deliver to the Custodian in escrow, for examination with respect to each Mortgage Loan to be purchased on such Closing Date, the related Mortgage File, including the Assignment of Mortgage, pertaining to each Mortgage Loan, or (b) at the option of the Initial Purchaser, make the related Mortgage File available to the Initial Purchaser for examination at the related Seller's offices or such other location as shall otherwise be agreed upon by the Purchaser and such Seller. Such examination may be made by the Purchaser or its designee at any reasonable time before or after the related Closing Date. If the Initial Purchaser identifies any Mortgage Loans that do not conform to the terms of the Commitment Letter or this Agreement, such Mortgage Loans may, at the Initial Purchaser's option, be rejected for purchase by the Initial Purchaser prior to the related Closing Date. If not purchased by the Initial Purchaser, such Mortgage Loans shall be deleted from the Mortgage Loan Schedule. The Initial Purchaser may, at its option and without notice to any Seller, purchase all or less than all of the Mortgage Loans without conducting any partial or complete examination. The fact that the Purchaser has conducted or has determined not to conduct any partial or complete examination of the Mortgage Files shall not affect the Purchaser's (or any of its successors') rights to demand repurchase or other relief or remedy provided for in this Agreement.

         6. Conveyance from the Sellers to the Initial Purchaser.

            6.01. Conveyance of Mortgage Loans; Possession of Servicing Files. The Sellers, simultaneously with the payment of the Purchase Price, shall execute and deliver to the Initial Purchaser an Assignment and Conveyance with respect to the related Mortgage Loans in the form attached hereto as Exhibit 4. The Servicing File retained by the Servicer with respect to each Mortgage Loan pursuant to this Agreement shall be appropriately identified in the Servicer's computer system to reflect clearly the sale of such related Mortgage Loan to the Purchaser. The Servicer shall release from its custody the contents of any Servicing File retained by it only in accordance with this Agreement, except when such release is (i) required in connection with a repurchase of any such Mortgage Loan pursuant to Subsection 7.04 or 7.06 or (ii) to a document imaging or reproduction contractor engaged by the Servicer at its own expense and identified to the Purchaser.

            6.02. Books and Records. Upon the purchase of the Mortgage Loans hereunder, record title to each Mortgage and the related Mortgage Note as of the related Closing Date shall be in the name of the related Seller, the related Seller's predecessor in interest, the Purchaser, the Custodian or one or more designees of the Purchaser, as the Purchaser shall designate. Notwithstanding the foregoing, beneficial ownership of each Mortgage and the related Mortgage Note shall be vested solely in the Purchaser or the appropriate designee of the Purchaser, as the case may be. Upon the purchase of the Mortgage Loans hereunder, all rights arising out of the Mortgage Loans including, but not limited to, all funds received by the Sellers or the Servicer after the related Cut-off Date on or in connection with a Mortgage Loan as provided in and subject to Section 4 shall be vested in the Purchaser or one or more designees of the Purchaser; provided, however, that all such funds received on or in connection with a Mortgage Loan as provided in and subject to Section 4 shall be received and held by the Servicer as custodian for the benefit of the Purchaser or the assignee of the Purchaser, as the case may be, as the owner of the Mortgage Loans pursuant to the terms of this Agreement.

            It is the express intention of the parties that the transactions contemplated by this Agreement be, and be construed as, a sale of the Mortgage Loans by the Sellers and not a pledge of the Mortgage Loans by any Seller to the Purchaser to secure a debt or other obligation of such Seller. Consequently, the sale of each Mortgage Loan shall be reflected as a sale on the related Seller's business records, tax returns and financial statements.

            6.03. Delivery of Mortgage Loan Documents. Pursuant to the Custodial Agreement to be executed among and delivered by the Initial Purchaser, the Custodian, the Servicer and the Sellers prior to the related Closing Date, each Seller shall in connection with such Closing Date, at least two (2) Business Days prior to such Closing Date, deliver and release to the Custodian those Mortgage Loan Documents as required by the Custodial Agreement with respect to each Mortgage Loan to be purchased and sold on the such Closing Date and set forth on the Mortgage Loan Schedule delivered with such Mortgage Loan Documents.

            The Custodian shall certify its receipt of all such Mortgage Loan Documents required to be delivered pursuant to the Custodial Agreement for the related Closing Date, as evidenced by the Trust Receipt and Initial Certification of the Custodian in the form annexed to the Custodial Agreement. The Sellers shall be responsible for maintaining in effect the Custodial Agreement during the Interim Servicing Period. The fees and expenses of the Custodian during such period and thereafter shall be paid by the Sellers.

            Each Seller shall forward to the Custodian original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement within two weeks of their execution, provided, however, that each Seller shall provide the Custodian with a certified true copy of any such document submitted for recordation within two weeks of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office (unless the recording office does not routinely return originals or provide certifications) to be a true and complete copy of the original within five days after its return from the recording office.

         7. Representations, Warranties and Covenants of each Seller and the
Servicer: Remedies for Breach.

            7.01. Representations and Warranties Respecting each Seller. Each Seller represents, warrants and covenants to the Purchaser as of the date hereof, the related Closing Date and the Reconstitution Date, or as of such other date specifically provided herein or in the applicable Assignment and
Conveyance:

            (a) Each Seller is duly organized, validly existing and in good standing as a corporation under the laws of its state of incorporation and is and will remain in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan in accordance with the terms of this Agreement;

            (b) Each Seller has the full power and authority to hold each Mortgage Loan, to sell each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. Each Seller has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Initial Purchaser and the Servicer, constitutes a legal, valid and binding obligation of each Seller, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or reorganization;

            (c) The execution and delivery of this Agreement by each Seller and the performance of and compliance with the terms of this Agreement will not violate such Seller's articles of incorporation or by-laws or constitute a default under or result in a breach or acceleration of, any material contract, agreement or other instrument to which such Seller is a party or which may be applicable to such Seller or its assets;

            (d) Each Seller is not in violation of, and the execution and delivery of this Agreement by each Seller and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over such Seller or its assets, which violation might have consequences that would materially and adversely affect the condition (financial or otherwise) or the operation of such Seller or its assets or might have consequences that would materially and adversely affect the performance of its obligations and duties hereunder;

            (e) Each Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

            (f) Immediately prior to the payment of the Purchase Price for a Mortgage Loan, the related Seller was the sole owner of the related Mortgage and the indebtedness evidenced by the related Mortgage Note and upon the payment of the Purchase Price by the Purchaser, the Purchaser will own such Mortgage Loan free and clear of any lien. In the event that the related Seller retains record title, such Seller shall retain such record title to each Mortgage, each related Mortgage Note and the related Mortgage Files with respect thereto for the sole benefit of the Purchaser as the owner thereof;

            (g) There are no actions or proceedings against, investigations known to it of, a Seller before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the sale of the Mortgage Loans or the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by such Seller of its obligations under, or validity or enforceability of, this Agreement or the Mortgage Loans;

            (h) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by a Seller of, or compliance by such Seller with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained;

            (i) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of each Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by each Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions;

            (j) With respect to each Mortgage Loan, each Seller is in possession of a complete Mortgage File in compliance with Exhibit 5, except for such documents as have been delivered to the Custodian; and

            (k) Neither this Agreement nor any written statement report or other document prepared and furnished or to be prepared and furnished by each Seller pursuant to this Agreement or in connection with the transaction contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances in which they were made.

            7.02. Representations and Warranties Respecting the Servicer. The Servicer represents warrants and covenants to the Purchaser as of the related Closing Date and as of each Reconstitution Date, or as of such other date specifically provided herein:

            (a) The Servicer is duly organized, validly existing and in good standing as a corporation under the laws of the Commonwealth of Pennsylvania and is and will remain duly licensed and in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan in accordance with the terms of this Agreement;

            (b) The Servicer has the full power and authority to (1) on behalf of the Purchaser, (i) hold each Mortgage Loan and (ii) sell each Mortgage Loan, and (2) execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Servicer has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Purchaser and the Seller, constitutes a legal, valid and binding obligation of the Servicer, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or reorganization;

            (c) The execution and delivery of this Agreement by the Servicer and the performance of and compliance with the terms of this Agreement will not violate the Servicer's articles of incorporation or by-laws or constitute a default under or result in a breach or acceleration of, any material contract, agreement or other instrument to which the Servicer is a party or which may be applicable to the Servicer or its assets;

            (d) The Servicer is not in violation of, and the execution and delivery of this Agreement by the Servicer and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over the Seller or its assets, which violation might have consequences that would materially and adversely affect the condition (financial or otherwise) or the operation of the Servicer or its assets or might have consequences that would materially and adversely affect the performance of its obligations and duties hereunder;

            (e) The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

            (f) There are no actions or proceedings against, investigations known to it of, the Servicer before any court, administrative or other tribunal
(i) that might prohibit its entering into this Agreement, (ii) seeking to prevent the sale of the Mortgage Loans or the consummation of the transactions contemplated by this Agreement or (iii) other than the subpoena from the United States Attorney for the Eastern District of Pennsylvania dated May 14, 2003, that might prohibit or materially and adversely affect the performance by the Servicer of its obligations under, or validity or enforceability of, this Agreement or to the Mortgage Loans;

            (g) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of, or compliance by the Servicer with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained;

            (h) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Servicer;

            (i) The information delivered by the Servicer to the Purchaser with respect to the Servicer's loan loss, foreclosure and delinquency experience on mortgage loans underwritten to the same standards as the Mortgage Loans and covering mortgaged properties similar to the Mortgaged Properties, is true and correct in all material respects and includes adjustments for payments which are timely received but which are not honored, due to insufficient funds or for any other reason; and

            (j) The Servicer will not waive any Prepayment Charge unless it is waived in accordance with Accepted Servicing Practices or the Servicing Addendum.

            7.03. Representations and Warranties Regarding Individual Mortgage Loans. The Sellers and the Servicer hereby represent and warrant to the Purchaser that, as to each Mortgage Loan, as of the related Closing Date and as of each Reconstitution Date, or as of such date specifically provided herein; provided that the application and interpretation of the following representation and warranties with respect to second lien Mortgage Loans shall be deemed to be modified only to the extent that a specific requirement or guideline addressed in the related Seller's underwriting guidelines for the origination of second lien mortgage loans differs from the comparable requirement or guideline addressed in such Seller's underwriting guidelines for the origination of first lien mortgage loans:

            (a) The information set forth in the Mortgage Loan Schedule is complete, true and correct as of the related Cut-off Date;

            (b) The Mortgage Loan is in compliance with all requirements set forth in the Commitment Letter;

            (c) No Seller has advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by the Mortgage Note or Mortgage, and no Mortgage Loan has been delinquent for more than 30 days (as of any month end) in the prior 12 months as of the related Closing Date;

            (d) There are no delinquent taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the related Mortgaged Property;

            (e) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, recorded in the applicable public recording office if necessary to maintain the lien priority of the Mortgage, and which have been delivered to the Custodian; the substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required by the related policy, and is reflected on the Mortgage Loan Schedule. No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by the policy, and which assumption agreement has been delivered to the Custodian and the terms of which are reflected in the Mortgage Loan Schedule;

            (f) The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

            (g) All buildings upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, pursuant to insurance policies conforming to the requirements of the Servicing Addendum. All such insurance policies contain a standard mortgagee clause naming the Servicer, its successors and assigns as mortgagee and all premiums thereon have been paid. If upon origination of the Mortgage Loan, the Mortgaged Property was in an area identified on a Flood Hazard Map or Flood Insurance Rate Map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor;

            (h) Each Mortgage Loan at the time it was made complied in all material respects with all applicable local, state and federal laws, including, without limitation, usury, equal credit opportunity, disclosure, recording and all applicable predatory and abusive lending laws;

            (i) The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release;

            (j) With respect to a first lien Mortgage Loan, the Mortgage creates a first lien or a first priority ownership interest in the related Mortgaged Property. With respect to a second lien Mortgage Loan, the Mortgage creates a second lien or a second priority ownership interest in the related Mortgaged Property;

            (k) With respect to any first lien Mortgage Loan, the related Mortgage is a valid, existing and enforceable first lien on the related Mortgaged Property and, with respect to any second lien Mortgage Loan, the related Mortgage is a valid, existing and enforceable second lien on the related Mortgaged Property, including all improvements on the related Mortgaged Property subject only to (i) with respect to any second lien Mortgage Loan, the related First Lien, (ii) the lien of current real property taxes and assessments not yet due and payable, (iii) covenants, conditions and restrictions, rights of way, easements, mineral right reservations and other matters of the public record as of the date of recording of such Mortgage being acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the related Mortgage Loan and which do not adversely affect the Appraised Value of the related Mortgaged Property and (iv) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the related Mortgage or the use, enjoyment, value (as determined by Appraised Value) or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates (1) with respect to any first lien Mortgage Loan, a valid, subsisting, enforceable and perfected first lien and first priority security interest and (2) with respect to any second lien Mortgage Loan, a valid, subsisting, enforceable and perfected second lien and second priority security interest, in each case, on the property described therein, and the Seller has the full right to sell and assign the same to the Purchaser;

            (l) The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms;

            (m) All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties. The Mortgagor is a natural person who is a party to the Mortgage Note and the Mortgage is in an individual capacity or family trust that is guaranteed by a natural person;

            (n) The proceeds of the Mortgage Loan have been fully disbursed to or for the account of the Mortgagor and there is no obligation for the Mortgagee to advance additional funds thereunder and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage have been paid, and the Mortgagor is not entitled to any refund of any amounts paid or due to the Mortgagee pursuant to the Mortgage Note or Mortgage;

            (o) As of the related Closing Date and immediately prior to the sale of the Mortgage Loan hereunder, each Seller is the sole legal, beneficial and equitable owner of the related Mortgage Note and the related Mortgage and has full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest;

            (p) All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable "doing business" and licensing requirements of the laws of the state wherein the Mortgaged Property is located;

            (q) The Mortgage Loan is covered by an ALTA lender's title insurance policy issued by a title insurer indicated in the Mortgage File and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (j)(ii) and (iii) above) the related Seller or Servicer, its successors and assigns as to the first or second, as applicable, priority lien of the Mortgage in the original principal amount of the Mortgage Loan. Additionally, such lender's title insurance policy affirmatively insures ingress and egress to and from the Mortgaged Property, and against encroachments by or upon the Mortgaged Property or any interest therein. The related Seller or Servicer is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. Such lender's title insurance policy has been duly and validly endorsed to the Purchaser or the assignment to the Purchaser of the Servicer's interest therein does not require the consent of or notification to the related insurer. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including the related Seller, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

            (r) As of the related Closing Date, there is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and as of the related Closing Date and Reconstitution Date, the Sellers or the Servicer has not waived any default, breach, violation or event of acceleration. With respect to each second lien Mortgage Loan, (i) the First Lien is in full force and effect, (ii) to the related Seller's knowledge, there is no default, breach, violation or event of acceleration existing under such prior mortgage or the related mortgage note,
(iii) no event which, with the passage of time or with notice and the expiration of any grace or cure period, has occurred that would constitute a default, breach, violation or event of acceleration thereunder, and (iv) either (A) the prior mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the second lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the prior mortgage. For purposes of the foregoing, a delinquent payment of less than 30 days on a Mortgage Loan in and of itself does not constitute a default, breach, violation or event of acceleration with respect to such Mortgage Loan.

            (s) There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

            (t) All improvements which were considered in determining the Appraised Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. Each appraisal has been performed in accordance with the provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989;

            (u) The Mortgage Loan was (i) originated by a Seller or by a savings and loan association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a federal or state authority, or by a mortgagee approved as such by the Secretary of HUD or (ii) acquired by a Seller directly through loan brokers or correspondents such that (a) the Mortgage Loan was originated in conformity with such Seller's underwriting guidelines, (b) such Seller approved the Mortgage Loan prior to funding and (c) such Seller provided, or caused one of its lenders to provide, the funds used to originate the Mortgage Loan and acquired the Mortgage Loan on the date of origination thereof;

            (v) Principal payments on the Mortgage Loan are scheduled to commence no more than sixty days after the proceeds of the Mortgage Loan are disbursed. The Mortgage Loan bears interest at the Mortgage Interest Rate. Interest on the Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months. The Mortgage Note does not permit negative amortization;

            (w) The origination and collection practices used by the Sellers and the Servicer, as applicable, with respect to each Mortgage Note and Mortgage have been in all respects legal, proper, prudent and customary in the mortgage origination and servicing industry. The Mortgage Loan has been serviced by the Servicer and any predecessor servicer in accordance with the terms of the Mortgage Note and applicable law. With respect to escrow deposits and Escrow Payments, if any, all such payments are in the possession of, or under the control with, the Servicer, and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. No escrow deposits or Escrow Payments or other charges or payments due the Servicer have been capitalized under any Mortgage or the related Mortgage Note;

            (x) The Mortgaged Property is free of damage and waste and there is no proceeding pending for the total or partial condemnation thereof;

            (y) The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. Since the date of origination of the Mortgage Loan, the Mortgaged Property has not been subject to any bankruptcy proceeding or foreclosure proceeding and the Mortgagor has not filed for protection under applicable bankruptcy laws. There is no homestead or other exemption available to the Mortgagor, which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage. The Mortgagor has not notified the Servicer or any Seller and neither the Sellers nor the Servicer has any knowledge of any relief requested or allowed to the Mortgagor under the Soldiers and Sailors Civil Relief Act of 1940;

            (z) The related Mortgaged Property is not a leasehold estate or, if such Mortgaged Property is a leasehold estate, the remaining term of such lease is at least ten (10) years greater than the remaining term of the related Mortgage Note;

            (aa) The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage on the Mortgaged Property, any commercial mortgage granted for a business purpose and the security interest of any applicable security agreement or chattel mortgage referred to above;

            (bb) The Mortgage File contains an appraisal of the related Mortgaged Property made and signed, prior to the approval of the Mortgage Loan application, by a qualified appraiser who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, whose compensation is not affected by the approval or disapproval of the Mortgage Loan;

            (cc) In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

            (dd) No Mortgage Loan contains provisions pursuant to which Monthly Payments are (i) paid or partially paid with funds deposited in any separate account established by the related Seller, the Mortgagor, or anyone on behalf of the Mortgagor, (ii) paid by any source other than the Mortgagor or (ii) contains any other similar provisions which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

            (ee) The Mortgagor has executed a statement to the effect that the Mortgagor has received the specified disclosure materials required by applicable law with respect to the making of a Refinanced Mortgage Loan, and evidence of such receipt is and will remain in the Mortgage File;

            (ff) The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered with respect to each Mortgage Loan pursuant to the Custodial Agreement, have been delivered to the Custodian all in compliance with the specific requirements of the Custodial Agreement;

            (gg) The Mortgaged Property is lawfully occupied under applicable law; all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities;

            (hh) No error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of any person, including, without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan;

            (ii) The Assignment of Mortgage, is in recordable form and (other than with respect to the blank assignee) is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located. When endorsed as provided for in this Agreement, the Mortgage Notes will be duly endorsed under applicable law;

            (jj) Any principal advances made to the Mortgagor prior to the related Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

            (kk) Reserved;

            (ll) No statement, report or other document constituting a part of the Mortgage File contains any material untrue statement of fact or omits to state a fact necessary to make the statements contained therein not misleading which would, either individually or in the aggregate, have a material adverse effect on the value of the Mortgage Loans; no error or omission, misrepresentations, negligence, fraud or similar occurrence with respect to any Mortgage Loan has taken place on the part of any person, including without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or in the application for any insurance in relation to the Mortgage Loan;

            (mm) Assuming a REMIC election were made with respect to a trust of which the Mortgage Loans are a part, each Mortgage Loan constitutes a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code;

            (nn) No Mortgage Loan has an LTV or CLTV, as applicable, of more than 100%;

            (oo) With respect to any second lien Mortgage Loan, either (a) no consent for the second lien Mortgage Loan is required by the holder of the related First Lien or (b) such consent has been obtained and is contained in the Mortgage File;

            (pp) With respect to any second lien Mortgage Loan, neither the Sellers nor the Servicer has received notice of (1) any proceeding for the total or partial condemnation of any Mortgaged Property or (2) any default under any mortgage, lien or other encumbrance senior to the related Mortgage;

            (qq) With respect to any second lien Mortgage Loan, where required by law in the jurisdiction in which the Mortgaged Property is located, the original lender has filed for record a request for notice of any action by the senior lienholder under the related First Lien, and the original lender has notified any senior lienholder in writing of the existence of the second lien Mortgage Loan and requested notification of any action to be taken against the Mortgagor by the senior lienholder;

            (rr) No second lien Mortgage Loan is a "home equity line of credit";

            (ss) As of the related Closing Date and with respect to any second lien Mortgage Loan, neither the Seller nor the Servicer has received a notice of default of a First Lien that has not been cured. For purposes of the foregoing, a delinquent payment of less than 30 days on a Mortgage Loan in and of itself does not constitute a default, breach, violation or event of acceleration with respect to such Mortgage Loan;

            (tt) No Mortgage Loan is a "high cost" mortgage loan, as defined in the applicable predatory and abusive lending laws, including, but not limited to, the Georgia Fair Lending Act and Section 6-L of the New York State Banking Law; and

            (uu) No Mortgage Loan is subject to the Home Ownership and Equity Protection Act of 1994 ("HOEPA") or in violation of any comparable federal, state or local law;

            (vv) No Mortgage Loan originated on or after October 1, 2002 and before March 7, 2003 is secured by a Mortgaged Property located in the State of Georgia;

            (ww) No proceeds from any Mortgage Loan were used to finance single-premium credit insurance policies;

            (xx) No Mortgage Loan will impose a Prepayment Charge for a term in excess of five years;

            (yy) The Servicer has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Seller, on a monthly basis;

            (zz) With respect to any Mortgage Loan secured by a manufactured home, each such contract is secured by a "single family residence" within the meaning of Section 25(e)(10) of the Internal Revenue Code of 1986, as amended (the "Code"). The fair market value of the manufactured home securing each such contract was at least equal to 80% of the adjusted issue price of the contract at either (i) the time the contract was originated (determined pursuant to REMIC Provisions) or (ii) the time the contract is transferred to the Initial Purchaser. Assuming a REMIC election were made with respect to a trust of which the Mortgage Loans secured by a manufactured home are a part, each such contract is a "qualified mortgage" under Section 860(a)(3) of the Code.

            (aaa) With respect to each Mortgage Loan subject to a Prepayment Charge, such Prepayment Charge, at the time of the origination of the related Mortgage Loan, is enforceable and in compliance with all applicable local, state and federal law.

            7.04. Remedies for Breach of Representations and Warranties. It is understood and agreed that the representations and warranties set forth in Subsections 7.01, 7.02 and 7.03 shall survive the sale of the Mortgage Loans to the Purchaser and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or lack of examination of any Mortgage File. Upon discovery by the Purchaser of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser (or which materially and adversely affects the interests of the Purchaser in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan), the party discovering such breach shall give prompt written notice to the others. Any breach of the representations and warranties set forth in Subsections 7.03(uu) through 7.03(aaa) shall be deemed to materially and adversely affect the value of the related Mortgage Loan. With respect to any representation and warranties described in this Subsections 7.01, 7.02 and 7.03 which are made to a Seller's knowledge if it is discovered that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interests of the Purchaser therein, notwithstanding such Seller's lack of knowledge with respect to the substance of such representation or warranty, such inaccuracy shall be deemed a breach of the applicable representation or warranty. With respect to the representation and warranty described in Subsection 7.02(f)(iii), if it is discovered that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the Mortgage Loans or the interests of the Purchaser therein, notwithstanding the disclosure of the existence of the subpoena by the Sellers, such inaccuracy shall be deemed a breach of that representation and warranty.

            Within 60 days of the earlier of either discovery by or notice to a Seller of any breach of a representation or warranty which materially and adversely affects the value of a Mortgage Loan or the Mortgage Loans, such Seller shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, such Seller shall, at the Purchaser's option, repurchase such Mortgage Loan at the Repurchase Price. In the event that a breach shall involve any representation or warranty set forth in Subsection 7.01 which materially and adversely affects the value of the Mortgage Loans and such breach cannot be cured within 60 days of the earlier of either discovery by or notice to such Seller of such breach, all of the Mortgage Loans shall, at the Purchaser's option, be repurchased by the Sellers at the Repurchase Price. Any repurchase of a Mortgage Loan(s) pursuant to the foregoing provisions of this Subsection 7.04 shall occur on a date designated by the Purchaser and shall be accomplished (i) during the Interim Servicing Period by deposit in the Custodial Account of the amount of the Repurchase Price for distribution to the Purchaser on the next scheduled Distribution Date and (ii) following the Interim Servicing Period, by wire transfer of immediately available funds on the repurchase date to an account designated by the Purchaser.

            Notwithstanding the foregoing, if a Seller discovers or receives notice of any such breach or defect, such Seller may remove any such Deleted Mortgage Loan, rather than repurchase any such Mortgage Loan as provided above, and substitute in its place a Qualified Substitute Mortgage Loan(s).

            For each Qualified Substitute Mortgage Loan(s) substituted for a Deleted Mortgage Loan, the related Seller shall deliver to the Custodian the documents specified in Subsection 6.03, with the Mortgage Note endorsed as required by Subsection 6.03 and, where applicable, original documents having evidence of recording thereon. Such Seller shall also take such actions with respect to the documents pertaining to each such Qualified Substitute Mortgage Loan as are required to be taken pursuant to Subsection 6.03 with respect to the Mortgage Loans originally subject to this Agreement. For purposes of applying the requirements of Subsection 6.03 to any Qualified Substitute Mortgage Loan, references in such Subsection to the related Closing Date shall be deemed to be references to the applicable date of substitution of such Qualified Substitute Mortgage Loan. Each Seller shall deposit in the Custodial Account the Monthly Payment due on each Qualified Substitute Mortgage Loan in the month following the date of such substitution (with the interest portion thereof adjusted to the applicable Mortgage Loan Remittance Rate), and the Monthly Payment due with respect to such Qualified Substitute Mortgage Loan in the month of substitution shall be retained by such Seller. For the month of substitution, distributions to the Purchaser shall include the Monthly Payment due on such Deleted Mortgage Loan in the month of substitution, including all interest due up to, but not including, the date of substitution, and each Seller shall thereafter be entitled to retain all amounts subsequently received by such Seller in respect of such Deleted Mortgage Loan. Each Seller shall amend the related Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan(s) and shall give written notice to the Purchaser that such substitution has taken place, which notice shall have attached thereto a copy of such amended Mortgage Loan Schedule in hard copy or "read-only" electronic format (as reasonably acceptable to the Sellers and the Purchaser). Upon such substitution, each such Qualified Substitute Mortgage Loan shall be subject to the terms of this Agreement in all respects, and each Seller shall make and shall be deemed to have made, with respect to such Qualified Substitute Mortgage Loan(s), as of the date of substitution or of any reconstitution, the representations and warranties set forth in Subsections 7.01 and 7.03 (and, for purposes of applying such representations and warranties to each such Qualified Substitute Mortgage Loan, references in such Subsections to the related Closing Date shall be deemed to be references to such date of substitution of such Qualified Substitute Mortgage Loan).

            For any month in which a Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Servicer shall determine and notify such Seller and the Purchaser of the amount, if any, by which the aggregate Stated Principal Balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (after application of scheduled principal payments due in the month of substitution). Each Seller shall deposit from its own funds (and without any right of reimbursement therefor) into the Custodial Account an amount equal to the amount of such shortfall.

            Prior to the repurchase or substitution of any deficient Mortgage Loan, the Purchaser and each Seller shall arrange for (1) the reassignment of the repurchased Mortgage Loan or Deleted Mortgage Loan to each Seller, without recourse, and (2) the delivery to such Seller of any documents held by the Custodian relating to the repurchased Mortgage Loan or Deleted Mortgage Loan. In the event the Repurchase Price is deposited in the Custodial Account, each Seller shall, simultaneously with such deposit, give written notice to the Purchaser that such deposit has taken place. Upon such repurchase, the Mortgage Loan Schedule shall be amended to reflect the withdrawal of the repurchased Mortgage Loan from this Agreement.

            Payments of principal received by the Purchaser with respect to a repurchased Mortgage Loan shall belong to the respective Seller (to the extent not deducted in the Stated Principal Balance on the related repurchase date) and the Purchaser shall forward such payments of principal to the respective Seller within five (5) Business Days.

            Each Seller shall also be required to promptly repurchase at the Repurchase Price or substitute any Mortgage Loan that is a First Payment Default Loan; provided, however, that such repurchase request must be made within 90 days of such default.

            In addition to such cure, repurchase and substitution obligation, the Sellers or the Servicer, as applicable, shall indemnify the Purchaser and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs including those incurred in an action between the parties, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of a Seller's or Servicer's representations and warranties, as applicable, contained in Section 7 (including the representation and warranty described in Subsection 7.02(f)(iii) notwithstanding the disclosure to the Purchaser of the existence of the subpoena referred to therein). It is understood and agreed that the obligations of the Sellers set forth in this Section 7 to cure, repurchase or substitute a defective Mortgage Loan and to indemnify the Purchaser constitute the sole remedies of the Purchaser respecting a breach of a Seller's representations and warranties contained in Section 7.

            Any cause of action against the Sellers or the Servicer, as applicable, relating to or arising out of the breach of any representations and warranties made in Subsections 7.01, 7.02 or 7.03, as applicable, shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Purchaser or notice thereof by a Seller or the Servicer, as applicable, to the Purchaser,
(ii) failure by the Sellers or the Servicer, as applicable, to cure such breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon a Seller or the Servicer, as applicable, by the Purchaser for compliance with the relevant provisions of this Agreement.

            7.05. Prepayments and Partial Prepayments. (a) In the event that any full Principal Prepayments are made on any Mortgage Loans on or before ninety
(90) days after the related Closing Date and such Mortgage Loans do not entail a Prepayment Charge, the Seller shall pay to the Purchaser an amount equal to the sum of (a) the product of (i) the aggregate amount of such full Principal Prepayment multiplied by (ii) the excess, if any, of the Purchase Price percentage as stated in the Commitment Letter over 100%.

            (b) Any Prepayment Charges received on the Mortgage Loans shall be distributed to the Purchaser. In the event the Servicer waives the obligation of a Mortgagor to make a Prepayment Charge in connection with any full or partial Principal Prepayment, the Servicer shall distribute or cause to be distributed the amount of the Prepayment Charge otherwise payable to the Purchaser. The Servicer shall be required to enforce the obligation of any Mortgagor to pay a Prepayment Charge.

            (c) The Purchaser agrees not to directly solicit the Mortgagors for a refinance during the ninety day period referred to in Section 7.05(a).

            7.06. First Payment Default Loans. With respect to each First Payment Default Loan, the related Seller shall (i) repurchase such First Payment Default Loan at the Purchase Price, plus accrued interest on the Stated Principal Balance at the Mortgage Loan Remittance Rate from the date on which interest has last been paid and distributed to the Purchaser to date of repurchase, less amounts received or advanced in respect of such First Payment Default Loan which are being held in the Custodial Account for distribution in the month of repurchase, plus all actual costs and expenses (excluding Purchaser's internal or overhead costs), including reasonable attorney fees, incurred by the Purchaser to effect such repurchases, within thirty (30) days of demand thereof, (ii) recalculate the purchase price of such First Payment Default Loan as agreed to by the parties and remit any monies owed to the Purchaser as a result of such recalculation within thirty (30) days of demand thereof, or (iii) substitute a Qualified Substitute Mortgage Loan for such First Payment Default Mortgage Loan; provided, however, that any such request to repurchase or substitute a Mortgage Loan must be made within 90 days of such default.

         8. Closing. The closing shall take place on the related Closing Date. At the Purchaser's option, the closing shall be either: by telephone, confirmed by letter or wire as the parties shall agree, or conducted in person, at such place as the parties shall agree. The closing for the Mortgage Loans to be purchased on the related Closing Date shall be subject to each of the following conditions:

            (a) all of the representations and warranties of the Sellers and the Servicer under this Agreement shall be true and correct as of the related Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement;

            (b) the Initial Purchaser shall have received, or the Initial Purchaser's attorneys shall have received in escrow, all Closing Documents and other documents specified in Section 9 of this Agreement in such forms as are agreed upon and acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the terms hereof;

            (c) the Sellers shall have delivered and released to the Custodian all documents required pursuant to the Custodial Agreement; and

            (d) all other terms and conditions of this Agreement shall have been complied with.

            Subject to the foregoing conditions, the Initial Purchaser shall pay to the related Seller on the related Closing Date the Purchase Price, plus accrued interest pursuant to Section 4, by wire transfer of immediately available funds to the account designated by such Seller.

         9. Closing Documents.

            (a) On or before the related Closing Date, the related Seller or the Servicer, as applicable, shall submit to the Initial Purchaser fully executed originals of the following documents:

                1. this Agreement, in counterparts;

                2. the Custodial Agreement, in counterparts, in the form attached as Exhibit 6 hereto;

                3. a Custodial Account Letter Agreement in the form attached as
Exhibit 7 hereto;

                4. an Escrow Account Letter Agreement in the form attached as
Exhibit 8 hereto;

                5. Officer's Certificates of each Seller, in the form of Exhibit 1A hereto, including all attachments thereto;

                6. an Officer's Certificate of the Servicer, in the form of
Exhibit 1B hereto, including all attachments thereto;

                7. Opinion(s) of Counsel to Sellers and the Servicer, in the form of Exhibit 2 hereto, including any attachments thereto;

                8. an Assignment and Conveyance in the form of Exhibit 4 hereto; and

                9. the related Commitment Letter.

            (b) The Closing Documents for the Mortgage Loans to be purchased on the related Closing Date shall consist of fully executed originals of the following documents:

                1. the related Mortgage Loan Schedule, one copy to be attached hereto and one copy to be attached to the Custodian's counterpart to the Custodial Agreement, as the Mortgage Loan Schedule thereto;

                2. a Custodian's Trust Receipt and Certification, as required under the Custodial Agreement, in the form attached to the Custodial Agreement;

                3. Officer's Certificates of the Sellers, in the form of Exhibit 1A hereto, including all attachments thereto;

                4. an Officer's Certificate of the Servicer, in the form of
Exhibit 1B hereto, including all attachments thereto;

                5. Opinion(s) of Counsel to the Sellers and the Servicer, in the form of Exhibit 2 hereto, including any attachments thereto;

                6. a Security Release Certification, in the form of Exhibit 3 hereto executed by any Person, as requested by the Initial Purchaser, if any of the Mortgage Loans has at any time been subject to any security interest, pledge or hypothecation for the benefit of such Person;

                7. an Assignment and Conveyance in the form of Exhibit 4 hereto; and

                8. the related Commitment Letter, if such Commitment Letter was not delivered pursuant to Section 9(a) above.

         10. Costs. The Sellers shall pay all costs and expenses incurred in connection with the transfer and delivery of the Mortgage Loans at the Initial Purchaser's sole discretion and direction, including without limitation recording fees, fees for title policy endorsements and continuations, fees for recording Assignments of Mortgage, (including any fees to complete Assignments of Mortgages) and the fees and expenses of the Sellers' accountants and attorneys. The Initial Purchaser shall pay any commissions due its salesmen, and the costs and expenses of printing (or otherwise reproducing) and delivering a prospectus, prospectus supplement, any private placement memorandum, a Reconstitution Agreement and related documents including the costs of printing any mortgage pass-through certificates, the fees, costs and expenses of any trustee under a Reconstitution Agreement, the fees and expenses of the Purchaser's counsel in connection with the preparation of any Reconstitution Agreements, any filing fees charged by the Securities and Exchange Commission for registration of certificates related to a Reconstitution Agreement and the fees charged by any rating agency to rate certificates related to a Reconstitution Agreement.

         11. Servicer's Servicing Obligations. The Servicer, as independent contract servicer, shall service and administer the Mortgage Loans during the Interim Servicing Period in accordance with the Servicing Addendum.

         12. Reconstitution. The Sellers, the Servicer and the Initial Purchaser agree that with respect to some or all of the Mortgage Loans, the Initial Purchaser may effect one or more Whole Loan Transfers or one or more Pass-Through Transfers within the Reconstitution Period for such Mortgage Loan; however, the Initial Purchaser shall not be entitled to effect more than two Reconstitutions during the Reconstitution Period. With respect to any Reconstitution, the Sellers and the Servicer agree to the following:

            (a) to cooperate fully with the Initial Purchaser and any prospective purchaser with respect to all reasonable requests and due diligence procedures including participating in meetings with rating agencies, bond insurers and such other parties as the Initial Purchaser shall designate and participating in meetings with prospective purchasers of the Mortgage Loans or interests therein and providing information reasonably requested by such purchasers;

            (b) to execute all Reconstitution Agreements provided that each of the Sellers, the Servicer and the Initial Purchaser is given an opportunity to review and reasonably negotiate in good faith the content of such documents not specifically referenced or provided for herein; provided, however, no Reconstitution Agreement shall contain any additional provisions which would be deemed to be onerous by the parties unless such provisions are standard industry practice for similar transactions;

            (c) with respect to any Whole Loan Transfer or Pass-Through Transfer, the Sellers and the Servicer shall make the representations and warranties contained in this Agreement regarding the Sellers or the Servicer, as applicable, and the Mortgage Loans and such other reasonable representations, warranties and covenants which in form and substance conform to the representations and warranties in this Agreement and to secondary market standards for securities backed by mortgage loans similar to the Mortgage Loans and other covenants as required by the Initial Purchaser and one or more nationally recognized rating agencies for "AAA" rated mortgage pass-through transactions; provided that the Sellers and the Servicer shall only be required to make such representations and warranties with respect to the period during which the Servicer serviced the related Mortgage Loans;

            (d) to deliver to the Initial Purchaser for inclusion in any prospectus or other offering material such publicly available information regarding the Servicer, its financial condition and its mortgage loan delinquency, foreclosure and loss experience and any additional information reasonably requested by the Initial Purchaser, and to deliver to the Initial Purchaser any similar non-public, unaudited financial information (which the Initial Purchaser may, at its option and cost, have audited by certified public accountants) and such other information as is reasonably requested by the Initial Purchaser and which the Servicer is capable of providing without unreasonable effort or expense. The Servicer and each Seller agrees to indemnify and hold harmless the Purchaser and each person, if any, who controls the Purchaser within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Party") against any and all losses, claims, expenses, damages or liabilities to which the Indemnified Party may become subject, under the Securities Act of 1933, as amended (the "1933 Act") or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of any material fact contained in the Prospectus Supplement or the related Prospectus (or in any related private placement memorandum) or the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein not misleading, in each case to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing to the Purchaser by a Seller or the Servicer, as applicable, specifically for use therein or (b) any representation, warranty or covenant made by a Seller or the Servicer, as applicable, in this Agreement or in any Reconstitution Agreement, on which the Purchaser has relied, being, or alleged to be, untrue or incorrect; provided, however, that to the extent that any such losses, claims, expenses, damages or liabilities to which the Indemnified Party may become subject arise out of or are based upon both (1) statements, omissions, representations, warranties or covenants of a Seller or the Servicer, as applicable, described in clause (a) or (b) above and (2) any other factual basis, the Sellers or the Servicer, as applicable, shall indemnify and hold harmless the Indemnified Party only to the extent that the losses, claims, expenses, damages or liabilities of the person or persons asserting the claim are determined to arise from or be based upon matters set forth above. This indemnity agreement will be in addition to any liability that each Seller or the Servicer, as applicable, may otherwise have. Notwithstanding the foregoing, each Seller and the Servicer shall have the right to review and comment on the Prospectus Supplement prior to the finalization of such document;

            (e) to deliver to the Initial Purchaser and to any Person designated by the Initial Purchaser, at the Seller's expense, such statements and audit letters of reputable, certified public accountants pertaining to information provided by the Seller pursuant to clause (d) above as shall be reasonably requested by the Initial Purchaser;

            (f) to deliver to the Initial Purchaser, and to any Person designated by the Initial Purchaser, such legal documents, Opinions of Counsel and in-house Opinions of Counsel as are customarily delivered by originators or servicers, as the case may be, and reasonably determined by the Initial Purchaser to be necessary in connection with Whole Loan Transfers or Pass-Through Transfers, as the case may be, such Opinions of Counsel and in-house Opinions of Counsel for a Pass-Through Transfer to be in a form reasonably acceptable to the Initial Purchaser, it being understood that the cost of any opinions of outside special counsel that may be required for a Whole Loan Transfer or Pass-Through Transfer, as the case may be, shall be the responsibility of the Initial Purchaser;

            (g) to cooperate fully with the Initial Purchaser and any prospective purchaser with respect to the delivery of Mortgage Loan Documents and other related documents, with respect to servicing requirements reasonably requested by the rating agencies and credit enhancers;

            (h) to negotiate in good faith and execute one or more subservicing agreements between the Servicer and any master servicer which is generally considered to be a prudent master servicer in the secondary mortgage market, designated by the Initial Purchaser in its sole discretion after consultation with the Servicer and/or one or more custodial and servicing agreements among the Initial Purchaser or an Affiliate, the Servicer, the Sellers and a third party custodian/trustee which is generally considered to be a prudent custodian/trustee in the secondary mortgage market and designated by the Initial Purchaser in its sole discretion after consultation with the Servicer, in either case at a market rate subservicing fee and for the purpose of pooling the Mortgage Loans with other Mortgage Loans for resale or securitization; and

            (i) in connection with any securitization of any Mortgage Loans, to execute a pooling and servicing agreement, which pooling and servicing agreement may, at the Initial Purchaser's direction, contain mortgage loan representations and warranties which in form and substance conform to the representations and warranties in this Agreement and to secondary market standards for securities backed by mortgage loans similar to the Mortgage Loans and other covenants as are required by the Initial Purchaser and one or more nationally recognized rating agencies for "AAA" rated mortgage pass-through transactions, unless otherwise mutually agreed. If the Initial Purchaser deems it advisable at any time to pool the Mortgage Loans with other mortgage loans for the purpose of resale or securitization, the Servicer agrees to execute one or more subservicing agreements between itself (as master servicer) and a sub-servicer designated by the Initial Purchaser at its sole discretion, and/or one or more servicing agreements among the Servicer (as servicer), the Initial Purchaser or an Affiliate and a trustee designated by the Initial Purchaser at its sole discretion, such agreements in each case incorporating terms and provisions, such as a market rate subservicing fee, substantially identical to those described in the immediately preceding paragraph.

            All Mortgage Loans not sold or transferred pursuant to a Whole Loan Transfer or Pass-Through Transfer shall be subject to this Agreement and shall continue to be serviced for the remainder of the Interim Servicing Period in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.

         13. The Servicer.

            13.01. Additional Indemnification by the Servicer. In addition to the indemnification provided in Subsection 7.04, the Servicer shall indemnify the Purchaser and hold the Purchaser harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way related to the failure of the Servicer to perform its obligations under this Agreement including but not limited to the Servicer's obligation to service and administer the Mortgage Loans in strict compliance with the terms of this Agreement or any Reconstitution Agreement entered into pursuant to Section 12.

            13.02. Merger or Consolidation of the Servicer. The Servicer shall keep in full force and effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation except as permitted herein, and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans, and to enable the Servicer to perform its duties under this Agreement.

                Any Person into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer, shall be the successor of the Servicer hereunder, as applicable, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person with respect to the Servicer shall be an institution whose deposits are insured by FDIC or a company whose business is the origination and servicing of mortgage loans, shall be a Fannie Mae or Freddie Mac approved seller/servicer and shall satisfy any requirements of Section 16 with respect to the qualifications of a successor to the Servicer.

            13.03. Limitation on Liability of the Sellers, the Servicer and Others. Neither the Servicer, nor any of the officers, employees or agents of the Servicer shall be under any liability to the Purchaser for any action taken or for refraining from the taking of any action in good faith in connection with the servicing of the Mortgage Loans pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Sellers or the Servicer or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. The Sellers or the Servicer or any officer, employee or agent of the Sellers or Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Sellers nor the Servicer shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its obligation to sell or duty to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expenses or liability; provided, however, that the Servicer may, with the consent of the Purchaser, undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities for which the Purchaser shall be liable, the Servicer or shall be entitled to reimbursement therefor from the Purchaser upon written demand except when such expenses, costs and liabilities are subject to the Servicer's indemnification under Subsections 7.04 or 13.01.

            13.04. Servicer Not to Resign. The Servicer shall not assign this Agreement or any rights or obligations hereunder or resign from the obligations and duties hereby imposed on it except by mutual consent of the parties hereto, or with respect to the Servicer, upon the determination that its servicing duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer in which event the Servicer may resign as Servicer. Any such determination permitting the resignation of the Servicer as servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Purchaser which Opinion of Counsel shall be in form and substance acceptable to the Purchaser. No such resignation shall become effective until a successor shall have assumed the Servicer's responsibilities and obligations hereunder in the manner provided in Section 16.

            13.05. Transfer of Servicing. The Servicer acknowledges that the Purchaser has acted in reliance upon the adequacy of the Servicer's servicing facilities, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof. Without in any way limiting the generality of this Section and except with respect to the transfer of servicing described below, the Servicer shall neither assign this Agreement nor the servicing hereunder nor delegate its rights or duties hereunder or any portion thereof, nor sell or otherwise dispose of all or substantially all of its property or assets, without the prior written approval of the Purchaser, which consent will not be unreasonably withheld.

         On the applicable Servicing Transfer Date, the Purchaser, or its designee, shall assume all servicing responsibilities related to, and the Sellers shall cause the Servicer to cease all servicing responsibilities related to, the related Mortgage Loans subject to such Servicing Transfer Date. On or prior to the applicable Servicing Transfer Date, the Sellers shall, at its sole cost and expense, take such steps as may be necessary or appropriate to effectuate and evidence the transfer of the servicing of the related Mortgage Loans to the Purchaser, or its designee, including but not limited to the following:

            (a) The Sellers shall cause the Servicer to mail to the Mortgagor of each related Mortgage Loan a letter advising such Mortgagor of the transfer of the servicing of the related Mortgage Loan to the Purchaser, or its designee, in accordance with the Cranston Gonzales National Affordable Housing Act of 1990; provided, however, the content and format of the letter shall have the prior approval of the Purchaser. The Sellers shall cause the Servicer to provide the Purchaser with copies of all such related notices no later than the Servicing Transfer Date.

            (b) The Sellers shall cause the Servicer to transmit to the applicable taxing authorities and insurance companies (including primary mortgage insurance policy insurers, if applicable) and/or agents, notification of the transfer of the servicing to the Purchaser, or its designee, and instructions to deliver all notices, tax bills and insurance statements, as the case may be, to the Purchaser from and after the Servicing Transfer Date. The Sellers shall cause the Servicer to provide the Purchaser with copies of all such notices no later than the Servicing Transfer Date.

            (c) The Sellers shall cause the Servicer to forward to the Purchaser, or its designee, all servicing records and the Servicing File in the Servicer's possession relating to each related Mortgage Loan.

            (d) The Sellers shall cause the Servicer to provide the Purchaser, or its designee, with immediately available funds by wire transfer in the amount of the net Escrow Payments and suspense balances and all loss draft balances associated with the related Mortgage Loans. The Sellers shall cause the Servicer to provide the Purchaser with an accounting statement, in electronic format acceptable to the Purchaser in its sole discretion, of Escrow Payments and suspense balances and loss draft balances sufficient to enable the Purchaser to reconcile the amount of such payment with the accounts of the Mortgage Loans. Additionally, the Sellers shall cause the Servicer to wire transfer to the Purchaser the amount of any agency, trustee or prepaid Mortgage Loan payments and all other similar amounts held by the Servicer.

            (e) The Sellers shall cause the Servicer to provide to the Purchaser, or its designee, copies of all assumption and payoff statements generated by the Servicer on the related Mortgage Loans from the related Cut-off Date to the Servicing Transfer Date.

            (f) Prior to the Servicing Transfer Date all payments received by the Servicer or the Sellers on each related Mortgage Loan shall be properly applied by the Sellers to the account of the particular Mortgagor.

            (g) The amount of any related Monthly Payments received by the Seller after the Servicing Transfer Date shall be forwarded to the Purchaser by overnight mail on the date of receipt. Each Seller shall notify the Purchaser of the particulars of the payment, which notification requirement shall be satisfied if such Seller forwards with its payment sufficient information to permit appropriate processing of the payment by the Purchaser. Such Seller shall assume full responsibility for the necessary and appropriate legal application of such Monthly Payments received by such Seller after the Servicing Transfer Date with respect to related Mortgage Loans then in foreclosure or bankruptcy; provided, for purposes of this Agreement, necessary and appropriate legal application of such Monthly Payments shall include, but not be limited to, endorsement of a Monthly Payment to the Purchaser with the particulars of the payment such as the account number, dollar amount, date received and any special Mortgagor application instructions and such Seller shall cause the Servicer to comply with the foregoing requirements with respect to all Monthly Payments received by the Servicer after the Servicing Transfer Date.

            (h) Misapplied payments shall be processed as follows:

                (1) All parties shall cooperate in correcting misapplication errors;

                (2) The party receiving notice of a misapplied payment occurring prior to the applicable Servicing Transfer Date and discovered after the Servicing Transfer Date shall immediately notify the other party;

                (3) If a misapplied payment which occurred prior to the
                    Servicing Transfer Date cannot be identified and said misapplied payment has resulted in a shortage in a Custodial Account or Escrow Account, the Sellers shall be liable for the amount of such shortage. The Sellers shall reimburse the Purchaser for the amount of such shortage within thirty (30) days after receipt of written demand therefor from the Purchaser;

                (4) If a misapplied payment which occurred prior to the
                    Servicing Transfer Date has created an improper Purchase Price as the result of an inaccurate outstanding principal balance, a check shall be issued to the party shorted by the improper payment application within five (5) Business Days after notice thereof by the other party; and

                (5) Any check issued under the provisions of this Section shall be accompanied by a statement indicating the corresponding Seller and/or the Purchaser Mortgage Loan identification number and an explanation of the allocation of any such payments.

            (i) On the Servicing Transfer Date, the books, records and accounts of the Sellers with respect to the related Mortgage Loans shall be in accordance with all applicable Purchaser requirements.

            (j) The Sellers shall, on or before the Servicing Transfer Date, reconcile principal balances and make any monetary adjustments required by the Purchaser. Any such monetary adjustments will be transferred between the Sellers and the Purchaser as appropriate.

            (k) The Sellers shall or shall cause the Servicer to file all IRS forms 1099, 1099A, 1098 or 1041 and K-1 which are required to be filed on or before the Servicing Transfer Date in relation to the servicing and ownership of the related Mortgage Loans. The Sellers shall provide copies of such forms to the Purchaser upon request and shall reimburse the Purchaser for any costs or penalties incurred by the Purchaser due to the Sellers' failure to comply with this paragraph.

            (l) The Purchaser agrees to indemnify the Servicer and Sellers against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Servicer or a Seller may sustain in any way related to the gross negligence of any subsequent servicer of the Mortgage Loans in the performance of its duties in connection with the servicing of the Mortgage Loans; provided that the Purchaser shall have liability under this clause (l) only to the extent that the Purchaser has received indemnification for such claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses from such subsequent servicer.

         14. Default.

            14.01. Events of Default. In case one or more of the following Events of Default by the Servicer shall occur and be continuing, that is to say:

                  (i) any failure by the Servicer to remit to the Purchaser any payment required to be made under the terms of this Agreement which continues unremedied for a period of three Business Days after the date due; or

                  (ii) failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer set forth in this Agreement which continues unremedied for a period of thirty days (except that such number of days shall be fifteen in the case of a failure to pay any premium for any insurance policy required to be maintained under this Agreement) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Purchaser; or

                  (iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty days; or

                  (iv) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the servicer or of or relating to all or substantially all of its property; or

                  (v) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                  (vi) failure by the Servicer to be in compliance with the "doing business" or licensing laws of any jurisdiction where a Mortgaged Property is located which continues unremedied for a period of thirty (30) days after knowledge of such failure by the Servicer; or

                  (vii) other than as provided in Subsection 13.05, the Servicer attempts to assign its right to servicing compensation hereunder or the Servicer attempts, without the consent of the Purchaser, to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof;

then, and in each and every such case, so long as an Event of Default shall not have been remedied, the Purchaser, by notice in writing to the Servicer may, in addition to whatever rights the Purchaser may have at law or equity to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Servicer as servicer under this Agreement. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer to service the Mortgage Loans under this Agreement shall on the date set forth in such notice pass to and be vested in the successor appointed pursuant to Section 16 herein.

            14.02. Waiver of Defaults. The Purchaser may waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

         15. Termination. The obligations and responsibilities of the Servicer as servicer, shall terminate at the expiration of the Interim Servicing Period unless terminated with respect to all or a portion of the Mortgage Loans on an earlier date at the option of the Purchaser pursuant to this Section 15 or pursuant to Section 14. Upon written request from the Purchaser in connection with any such termination, the Servicer shall prepare, execute and deliver, any and all documents and other instruments, place in the Purchaser's possession all Mortgage Files, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at the Servicer's sole expense. The Servicer agrees to cooperate with the Purchaser and such successor in effecting the termination of the Servicer's responsibilities and rights hereunder as servicer, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

         16. Successor to the Servicer. Prior to the termination of Servicer's responsibilities and duties under this Agreement pursuant to Section 14 or 15, the Purchaser shall (i) succeed to and assume all of the Servicer's responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor which shall succeed to all rights and assume all of the responsibilities, duties and obligations of the Servicer under this Agreement; provided that the Purchaser or such successor will not assume any liabilities of the Servicer arising from acts or omissions prior to the effective date of termination, for which the Servicer shall remain liable. In connection with such appointment and assumption, the Purchaser may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree. In the event that the Servicer's duties, responsibilities and liabilities as servicer under this Agreement should be terminated pursuant to the aforementioned Sections, the Servicer shall discharge such duties and obligations during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of the Purchaser or such successor. The termination of the Servicer as servicer pursuant to the aforementioned Sections shall not become effective until a successor shall be appointed pursuant to this Section 16 and shall in no event relieve the Servicer of the representations and warranties made pursuant to Subsections 7.02 and 7.03 and the remedies available to the Purchaser under Subsection 7.04 or 13.01, it being understood and agreed that the provisions of such Subsections 7.01, 7.02, 7.03 and 13.01 shall be applicable to the Servicer and the Sellers, as applicable, notwithstanding any such resignation or termination of the Servicer, or the termination of this Agreement.

            Any successor appointed as provided herein shall execute, acknowledge and deliver to the Servicer and to the Purchaser an instrument accepting such appointment, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities and obligations of the Servicer, with like effect as if originally named as a party to this Agreement and the Custodial Agreement provided, however, that such successor shall not assume, and the Servicer shall indemnify such successor for, any and all liabilities arising out of the Servicer's acts as servicer. Any termination of the Servicer as servicer pursuant to Section 12, 14 or 15 shall not affect any claims that the Purchaser may have against the Servicer arising prior to any such termination or resignation or remedies with respect to such claims.

            The Servicer shall timely deliver to the successor the funds in the Custodial Account and the Escrow Account and the Mortgage Files and related documents and statements held by it hereunder and the Servicer shall account for all funds. The Servicer shall execute and deliver such instruments and do such other things all as may reasonably be required to more fully and definitely vest and confirm in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer as servicer. The successor shall make arrangements as it may deem appropriate to reimburse the Servicer for amounts the Servicer actually expended as servicer pursuant to this Agreement which the successor is entitled to retain hereunder and which would otherwise have been recovered by the Servicer pursuant to this Agreement but for the appointment of the successor servicer.

         17. Financial Statements. The Servicer understands that in connection with the Purchaser's marketing of the Mortgage Loans, the Purchaser shall make available to prospective purchasers the Servicer's, or the Servicer's parent's, publicly available financial statements for the most recently completed three fiscal years. The Servicer also shall make available any comparable interim statements to the extent any such statements have been prepared by such parties (and are available upon request to members or stockholders of such parties or the public at large). The Servicer, if it has not already done so, agrees to furnish promptly to the Purchaser copies of the statements specified above. Each such party also shall make available information on its servicing performance with respect to mortgage loans serviced for others, including delinquency ratios.

            The Servicer also agrees to allow access to knowledgeable financial, accounting, origination and servicing officers of such parties for the purpose of answering questions asked by any prospective purchaser regarding recent developments affecting such parties, their loan origination or servicing practices or the financial statements of such parties.

         18. Mandatory Delivery: Grant of Security Interest. The sale and delivery of all of the Mortgage Loans on the related Closing Date is mandatory from and after the date of the execution of the Commitment Letter, it being specifically understood and agreed that each Mortgage Loan is unique and identifiable on the date hereof and that an award of money damages would be insufficient to compensate the Initial Purchaser for the losses and damages incurred by the Initial Purchaser (including damages to prospective purchasers of the Mortgage Loans) in the event of a Seller's failure to deliver each of the Mortgage Loans or one or more Mortgage Loans otherwise acceptable to the Purchaser on or before the related Closing Date. The Seller hereby grants to the Initial Purchaser a lien on and a continuing security interest in each Mortgage Loan and each document and instrument evidencing each such Mortgage Loan to secure the performance by the Seller of its obligation hereunder, and the Seller agrees that it holds such Mortgage Loans in custody for the Initial Purchaser subject to the Initial Purchaser's (i) right to reject any Mortgage Loan under the terms of this Agreement and the Commitment Letter, and (ii) obligation to pay the Purchase Price for the Mortgage Loans. All rights and remedies of the Purchaser under this Agreement are distinct from, and cumulative with, any other rights or remedies under this Agreement or afforded by law or equity and all such rights and remedies may be exercised concurrently, independently or successively.

         19. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or, if by other means, when received by the other party at the address as follows:

                  (i) if to ABC, Upland or ABMS:

                      American Business Credit, Inc.
                      The Wanamaker Building
                      100 Penn Square East
                      Philadelphia, Pennsylvania 19107
                      Attention: Stephen Giroux, General Counsel

                   (ii) with a copy to:

                        Blank Rom LLP
                        One Logan Square
                        Philadelphia, Pennsylvania 19103-6998
                        Attention: Lawrence F. Flick II


                  (iii) if to the Purchaser:

                        DLJ Mortgage Capital, Inc.
                        Eleven Madison Avenue, 4th Floor
                        New York, New York  10010
                        Attention: General Counsel
                        Attention: Joe Little

or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

         20. Severability Clause. Any part, provision, representation or warranty of this Agreement that is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law that prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

         21. Counterparts. This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

         22. Governing Law. The Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of New York without regard to the conflicts of laws provisions therein, except to the extent preempted by Federal law.

         23. Intention of the Parties. It is the intention of the parties that the Initial Purchaser is purchasing, and the Sellers are selling, the Mortgage Loans and not a debt instrument of the Sellers or another security. Accordingly, the parties hereto each intend to treat the transaction for Federal income tax purposes as a sale by the Sellers, and a purchase by the Purchaser, of the Mortgage Loans. The Initial Purchaser shall have the right to review the Mortgage Loans and the related Mortgage Loan Files to determine the characteristics of the Mortgage Loans which shall affect the Federal income tax consequences of owning the Mortgage Loans and the Sellers shall cooperate with all reasonable requests made by the Initial Purchaser in the course of such review.

         24. Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by the Sellers, the Servicer and the Purchaser and the respective successors and assigns of the Sellers, the Servicer and the Purchaser. The Purchaser may assign this Agreement to any Person to whom any Mortgage Loan is transferred whether pursuant to a sale or financing and to any Person to whom the servicing or master servicing of any Mortgage Loan is sold or transferred. Upon any such assignment and written notice thereof to the Sellers and the Servicer, the Person to whom such assignment is made shall succeed to all rights and obligations of the Purchaser under this Agreement to the extent of the related Mortgage Loan or Mortgage Loans and this Agreement, to the extent of the related Mortgage Loan or Loans, shall be deemed to be a separate and distinct Agreement among the Sellers and such Purchaser, and a separate and distinct Agreement among the Sellers, the Servicer and each other Purchaser to the extent of the other related Mortgage Loan or Loans. This Agreement shall not be assigned, pledged or hypothecated by the Sellers or the Servicer to a third party without the consent of the Purchaser.

         25. Waivers. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

         26. Exhibits. The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

         27. General Interpretive Principles. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

             (a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

             (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

             (c) references herein to "Articles," "Sections," "Subsections," "Paragraphs," and other Subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

             (d) reference to a Subsection without further reference to a
Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

             (e) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

             (f) the term "include" or "including" shall mean without limitation by reason of enumeration.

         28. Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

         29. Further Agreements. The Sellers, the Servicer and the Purchaser each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

                  Without limiting the generality of the foregoing, the Sellers and the Servicer shall reasonably cooperate with the Purchaser in connection with any Whole Loan Transfer or Pass-Through Transfer contemplated by the Purchaser pursuant to Section 12 hereof. In such connection, the Sellers and the Servicer shall provide to the Initial Purchaser or any prospective purchaser:
(i) any and all information and appropriate verification of information, whether through letters of its auditors and counsel or otherwise, as the Initial Purchaser shall request in its sole discretion; and (ii) such representations, warranties, covenants, opinions of counsel, letters from auditors, and certificates of public officials or officers of the Sellers and the Servicer as are reasonably believed necessary by the Initial Purchaser, in its sole discretion, in connection with such transactions.

         30. Tax Service Contracts. To the extent the Sellers have not already obtained and paid for a fully assignable life of loan tax service contract issued by a tax service contract provider for each Mortgage Loan, the Sellers shall obtain such a contract at its expense on or before the Servicing Transfer Date; provided that such fees and expenses do not exceed $75.00 per tax service contract.

         31. Access to Files. The Purchaser or its designee agrees to permit, or cause its designee to permit, for so long as the Purchaser is the owner of the related Mortgage Loan, the Sellers and their representatives reasonable access to the Mortgage Files after the Closing Date, to the extent the Sellers or representatives do not have access to similar documentation, at the Sellers' expense, in the event such access is required to defend any third party claim or potential claim (including any regulatory or government proceedings that may occur) against any of the Sellers or their respective affiliates in relation to the Mortgage Loans or if reasonably necessary in order to permit the Sellers to comply with applicable law, to demonstrate such compliance or to respond to a regulatory or governmental inquiry with respect to the Mortgage Loans or the Sellers.

                  IN WITNESS WHEREOF, the Initial Purchaser, the Sellers and the Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

                                     DLJ MORTGAGE CAPITAL, INC.
                                         (Initial Purchaser)


                                     By: /s/ Joseph C. Little
                                        ----------------------------------------
                                     Name:  Joseph C. Little
                                     Title: Vice President


                                     AMERICAN BUSINESS CREDIT, INC.
                                         (Seller and Servicer)


                                     By: /s/ Beverly Santilli
                                        ----------------------------------------
                                     Name:  Beverly Santilli
                                     Title: President


                                     HOMEAMERICAN CREDIT, INC., D/B/A
                                     UPLAND MORTGAGE
                                        (Seller)


                                     By: /s/ Anthony Santilli
                                        ----------------------------------------
                                     Name:  Anthony Santilli
                                     Title: Chief Executive Officer


                                     AMERICAN BUSINESS MORTGAGE
                                     SERVICES, INC.
                                        (Seller)


                                     By: /s/ Jeffrey M. Ruben
                                        ----------------------------------------
                                     Name:  Jeffrey M. Ruben
                                     Title: Executive Vice President

                                                                      EXHIBIT 1A

                     FORM OF COMPANY'S OFFICER'S CERTIFICATE

         I, ________________________, hereby certify that I am a duly elected ______________ of [Seller Name], a [Incorporation State] corporation (the "Seller"), and further certify, on behalf of the Seller as follows:

         1. Attached hereto as Attachment I are a true and correct copy of the Articles of Incorporation and by-laws of the Seller as are in full force and effect on the date hereof. No event has occurred since ___________________, which has affected the good standing of the Seller under the laws of the State of [Incorporation State].

         2. No proceedings looking toward merger, liquidation, dissolution or bankruptcy of the Seller are pending or contemplated.

         3. Each person who, as an officer or attorney-in-fact of the Seller, signed (a) the Mortgage Loan Purchase and Interim Servicing Agreement (the "Purchase Agreement"), dated as of July 22, 2003 by and among each Seller, the Initial Purchaser and the Servicer (the "Servicer"), (b) the Commitment Letter, dated July 1, 2003, among each Seller, the Initial Purchaser and the Servicer (the "Commitment Letter"), and (c) any other document delivered prior hereto or on the date hereof in connection with the sale and servicing of the Mortgage Loans in accordance with the Purchase Agreement and the Commitment Letter was, at the respective times of such signing and delivery, and is as of the date hereof, duly elected or appointed, qualified and acting as such officer or attorney-in-fact, and the signatures of such persons appearing on such documents are their genuine signatures.

         4. Attached hereto as Attachment II is a true and correct copy of the resolutions duly adopted by the board of directors of the Seller on _______________, (the "Resolutions") with respect to the authorization and approval of the sale and servicing of the Mortgage Loans; said Resolutions have not been amended, modified, annulled or revoked and are in full force and effect on the date hereof.

         5. Attached hereto as Attachment III is a Certificate of Good Standing of the Seller dated
____________________.

         6. All of the representations and warranties of the Seller contained in Subsections 7.01 and 7.03 of the Purchase Agreement were true and correct in all material respects as of the date of the Purchase Agreement and are true and correct in all material respects as of the date hereof.

         7. The Seller has performed all of its duties and has satisfied all the material conditions on its part to be performed or satisfied prior to the related Closing Date pursuant to the Purchase Agreement and the Commitment Letter.

         All capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Purchase Agreement.

                                      1A-1

         IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Seller.

Dated: _______________

       [Seal]

                                    [COMPANY]


                                    By: __________________________________
                                        Name:
                                        Title:


         I, ___________________, a ____________ of [Seller], hereby certify that
______________________ is a duly elected, qualified and acting __________ of the Seller and that the signature appearing above is his/her genuine signature.

         IN WITNESS WHEREOF, I have hereunto signed my name.

Dated: _______________

       [Seal]

                                    [COMPANY]


                                    By: __________________________________
                                        Name:
                                        Title:

                                      1A-2

                                                                      EXHIBIT 1B

                    FORM OF SERVICER'S OFFICER'S CERTIFICATE

         I, ________________________, hereby certify that I am a duly elected ______________ of [Servicer], a [Incorporation State] corporation (the "Servicer"), and further certify, on behalf of the Servicer as follows:

         1. Attached hereto as Attachment I are a true and correct copy of the Articles of Incorporation and by-laws of the Servicer as are in full force and effect on the date hereof. No event has occurred since ___________________, which has affected the good standing of the Servicer under the laws of the State of [Incorporation State].

         2. No proceedings looking toward merger, liquidation, dissolution or bankruptcy of the Servicer are pending or contemplated.

         3. Each person who, as an officer or attorney-in-fact of the Servicer, signed (a) the Mortgage Loan Purchase and Interim Servicing Agreement (the "Purchase Agreement"), dated as of July 22, 2003 by and among each Seller, the Initial Purchaser and the Servicer, (b) the Commitment Letter, July 1, 2003, among each Seller, the Initial Purchaser and the Servicer (the "Commitment Letter"), and (c) any other document delivered prior hereto or on the date hereof in connection with the sale and servicing of the Mortgage Loans in accordance with the Purchase Agreement was, at the respective times of such signing and delivery, and is as of the date hereof, duly elected or appointed, qualified and acting as such officer or attorney-in-fact, and the signatures of such persons appearing on such documents are their genuine signatures.

         4. Attached hereto as Attachment II is a true and correct copy of the resolutions duly adopted by the board of directors of the Servicer on _______________, (the "Resolutions") with respect to the authorization and approval of the servicing of the Mortgage Loans; said Resolutions have not been amended, modified, annulled or revoked and are in full force and effect on the date hereof.

         5. Attached hereto as Attachment III is a Certificate of Good Standing of the Servicer dated
____________________.

         6. All of the representations and warranties of the Servicer contained in Subsections 7.02 and 7.03 of the Purchase Agreement were true and correct in all material respects as of the date of the Purchase Agreement and are true and correct in all material respects as of the date hereof.

         7. The Servicer has performed all of its duties and has satisfied all the material conditions on its part to be performed or satisfied prior to the related Closing Date pursuant to the Purchase Agreement.

                                      1B-1

         All capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Purchase Agreement.

         IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Servicer.

Dated: _______________

       [Seal]

                                   [SERVICER]


                                   By: __________________________________
                                       Name:
                                       Title:


         I, ___________________, a ____________ of [Servicer], hereby certify that ______________________ is a duly elected, qualified and acting __________ of the Seller and that the signature appearing above is his/her genuine signature.

         IN WITNESS WHEREOF, I have hereunto signed my name.

Dated: _______________

      [Seal]

                                   [SERVICER]


                                   By: __________________________________
                                       Name:
                                       Title:


                                      1B-2

                                                                       EXHIBIT 2

       [FORM OF OPINION OF COUNSEL TO THE SELLERS AND THE [_____], 200[_]


DLJ Mortgage Capital, Inc.
Eleven Madison Avenue, 4th Floor
New York, New York  10010

                  Re: Mortgage Loan Purchase and Interim Servicing Agreement,
                      dated as of July 22, 2003

Ladies and Gentlemen:

I am the general counsel of American Business Credit, Inc. ("ABC"), HomeAmerican Credit, Inc. d/b/a Upland Mortgage ("HAC") and American Business Mortgage Services, Inc. ("ABMS," and, collectively, with HAC and ABC, the "Sellers"). You have requested my opinion with respect to certain matters in connection with the sale by the Sellers of certain mortgage loans (the "Mortgage Loans"), pursuant to the Mortgage Loan Purchase and Interim Servicing Agreement dated as of July 22, 2003 (the "MLPISA"), and the related Commitment Letter dated July 1, 2003, (the "Commitment Letter" and together with the MLPISA, the "Purchase Agreement"), between the Sellers and DLJ Mortgage Capital, Inc. as purchaser (the "Purchaser"). Capitalized terms not otherwise defined herein have the meanings set forth in the Purchase Agreement.

              I have examined the following documents:

              1.        the MLPISA;

              2.        the Commitment Letter;

              3. good standing affidavits or certificates, for each of the Sellers dated within two weeks of the date of this opinion letter;

              4.        a sample Assignment of Mortgage;

              5.        a sample endorsement of the Mortgage Note;

              6. the certificate or articles of incorporation and bylaws for each of the Sellers; and

              7. the minutes and resolutions of each of the Sellers' Board of Directors.

        Based upon the foregoing, and subject to the qualifications and assumptions contained elsewhere in this letter, it is my opinion that:

                                      2-1

1. ABC and HAC are duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and ABMS is duly organized, validly existing and in good standing under the laws of the State of New Jersey. Each Seller has the corporate power and authority to sell and, in the case of ABMS, service the Mortgage Loans and to execute, deliver and perform its obligations under the Agreements.

2. The Purchase Agreement has been duly authorized, executed and delivered by each of the Sellers and ABMS in the capacity of servicer and is a legal, valid and binding agreement enforceable against each Seller and ABMS in the capacity of servicer in accordance with its terms, subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance, none of which will materially interfere with the realization of the benefits provided thereunder or with the Purchaser's ownership of the Mortgage Loans.

3. Either (i) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Sellers of or compliance by the Sellers with the Purchase Agreement, or the consummation of the transactions contemplated by the Purchase Agreement or (ii) any required consent, approval, authorization or order has been obtained by the Sellers.

4. Neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of, the Purchase Agreement conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under the charter or by-laws of any of the Sellers, the terms of any indenture or other agreement or instrument to which any of the Sellers is a party or by which it is bound or to which it is subject, or any statute or order, rule, regulations, writ, injunction or decree of any court, governmental authority or regulatory body to which any of the Sellers is subject or by which any of them are bound.

5. To my knowledge, no proceedings looking toward merger, liquidation, dissolution or bankruptcy of the Sellers are pending or contemplated.

6. To my knowledge, except as has been separately disclosed to Purchaser, there is no action, suit, proceeding or investigation pending or threatened against the Sellers which, in my judgment, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Sellers or in any material impairment of the right or ability of the Sellers to carry on its business substantially as now conducted or in any material liability on the part of the Sellers or which would draw into question the validity of the Purchase Agreement or of any action taken or to be taken in connection with the transactions contemplated hereby, or which would be likely to impair materially the ability of the Sellers to perform under the terms of the Purchase Agreement.

                                      2-2

7. Assuming Purchaser and/or its agent has received or obtained custody of executed Assignments of Mortgage with respect to each Mortgage, in for the form provided to me as a representative sample, and a Mortgage Note duly endorsed in the form provided to me as a representative sample, each Assignment of Mortgage is in recordable form and each Mortgage Note will be duly endorsed under applicable law. The endorsement and delivery of each Mortgage Note, and the preparation, delivery and recording of an Assignment of Mortgage with respect to each Mortgage is sufficient fully to transfer to Purchaser all right, title and interest of the Sellers in the Mortgage Note and Mortgage, as noteholder and mortgagee or assignee thereof.
                                ________________

         My opinions set forth in this letter are qualified and limited in the following respects and are subject to the following exclusions, qualifications and limitations, in addition to those assumptions, exceptions, qualifications, limitations and exclusions set forth above:

        a. This opinion is limited to the laws of the Commonwealth of Pennsylvania and the State of New Jersey. Furthermore, recognizing that the parties to the Purchase Agreement have selected the law of the State of New York to govern the Purchase Agreement, with your permission I have assumed, notwithstanding such provision, the application of the law of the Commonwealth of Pennsylvania to matters described in opinion paragraph 2 above. I have also assumed application of the law of the Commonwealth of Pennsylvania to the matters described in opinion paragraph 7, notwithstanding that the laws of the several states in which the Mortgaged Properties are located may govern such issues. In rendering this opinion, I have assumed compliance with all other laws, including, without limitation, all federal and state securities laws.

         b. As to matters of both fact and mixed fact and law, I have assumed and relied upon the truth and completeness of the good standing certificates or affidavits for each of the Sellers which I have obtained, the representations, warranties, covenants and agreements of the Sellers and the Purchaser given pursuant to or in connection with the Purchase Agreement and the representations set forth in the officer's certificates delivered to Purchaser on the Closing Date. I have not made any independent investigation in rendering this opinion other than the document examination described above. My opinion is therefore qualified in all respects by the scope of that document examination. I make no representation as to the sufficiency of my investigation for your purposes.

         c. I have also assumed that the Purchase Agreement is valid and legally binding upon and enforceable in accordance with its terms against the Purchaser. Whenever my opinions in this opinion letter, with respect to the existence or absence of facts, is intended to be based on my knowledge or attention, it is intended to signify that during the course of executing my duties as General Counsel, no information came to my attention which gave me actual knowledge of the existence or absence of those facts.

         d. Notwithstanding anything in this opinion to the contrary, I express no opinion whatsoever regarding the following:

                  (1) the validity or enforceability of any indemnity to the extent it would protect an indemnitee from the negligence, willful misconduct or other wrong doing of such indemnitee, its predecessor in interest or its agent; or

                                      2-3

                  (2) (a) the availability of equitable remedies, including, without limitation, specific performance, appointment of a receiver and injunctive relief, or (b) the effect of applicable laws and court decisions which may hereafter be enacted, promulgated or made and which may limit or render unenforceable certain rights and remedies under the Agreements (including, without limitation, remedies involving self-help or acceleration of indebtedness).

         e. I express no opinion herein concerning any statutes, ordinances, administrative decisions, rules or regulations of any county, town, municipality or special political subdivision (whether created or enabled through legislative action at the federal, state or regional level).

         f. I express no opinion whatsoever regarding the validity, enforceability or effectiveness of provisions: (i) that purport to establish evidentiary standards or render ineffective any waiver or modification not in writing; (ii) related to the waiver of rights or remedies (or the delay or omission of enforcement thereof) (including, without limitation, waivers of notices and hearing, waivers of defenses, waivers of jury trials, waivers of rights of marshalling, waivers of exemptions and stays of execution, waivers of statutes of limitations); (iii) that provide for the release or waiver of liability, or exculpation or nonliability for negligence, misconduct, bad faith or similar conduct; (iv) that purport to waive or discharge defenses; (v) providing for liquidated damages; (vi) allowing the institution of judicial or non-judicial proceedings or the exercise of any other rights without notice to the person or entity against whom enforcement is sought; (vii) implying that a person or entity may act in a commercially unreasonable manner or where absolute discretion is reserved; (viii) relating to court costs, attorneys' fees and expenses which may be chargeable or recoverable in any judicial proceedings; and
(ix) other remedies or provisions which may be limited by the application of constitutional or public policy principles or standards of unconscionability, or requirements of commercial reasonableness and good faith.

         g. This opinion is strictly limited to the matters stated herein and no other or more extensive opinion is intended, implied or to be inferred beyond the matters expressly stated herein. This opinion is not a guarantee and should not be construed or relied on as such.

         h. This opinion is given as of the date hereof. I assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to my attention or any changes in laws which may hereafter occur.
                                ________________

        This opinion is given to you for your sole benefit, and no other person or entity is entitled to rely hereon except that purchasers to which you initially and directly resell the Mortgage Loans may rely on this opinion as if it were addressed to them as of its date.

                                             Very truly yours,


                                      2-4

                                                                       EXHIBIT 3

                         SECURITY RELEASE CERTIFICATION

I.       Release of Security Interest

         ___________________________, hereby relinquishes any and all right, title and interest it may have in and to the Mortgage Loans described in Exhibit A attached hereto upon purchase thereof by DLJ Mortgage Capital, Inc. from the Seller named below pursuant to that certain Mortgage Loan Purchase and Interim Servicing Agreement, dated as of July 22, 2003, as of the date and time of receipt by ______________________________ of $__________ for such Mortgage Loans
(the "Date and Time of Sale"), and certifies that all notes, mortgages, assignments and other documents in its possession relating to such Mortgage Loans have been delivered and released to the Seller named below or its designees as of the Date and Time of Sale.

Name and Address of Financial Institution


__________________________________
(Name)


__________________________________
(Address)


By: ______________________________


                                      3-1

II. Certification of Release

         The Seller named below hereby certifies to DLJ Mortgage Capital, Inc. that, as of the Date and Time of Sale of the above mentioned Mortgage Loans to DLJ Mortgage Capital, Inc., the security interests in the Mortgage Loans released by the above named corporation comprise all security interests relating to or affecting any and all such Mortgage Loans. The Seller warrants that, as of such time, there are and will be no other security interests affecting any or all of such Mortgage Loans.

                                    [COMPANY]


                                    By: __________________________________
                                        Name:
                                        Title:



                                      3-2

                                                                       EXHIBIT 4


                            ASSIGNMENT AND CONVEYANCE

         On this __ day of _______________, (each a "Seller" and collectively, the "Sellers") as the Sellers under that certain Mortgage Loan Purchase and Interim Servicing Agreement dated as of July 22, 2003 (the "Agreement") among the Sellers, [SERVICER] (the "Servicer") and DLJ Mortgage Capital, Inc. (the "Initial Purchaser") does hereby sell, transfer, assign, set over and convey to DLJ Mortgage Capital, Inc. as Initial Purchaser under the Agreement, without recourse, but subject to the terms of the Agreement, all rights, title and interest of the Sellers in and to the Mortgage Loans listed on the Mortgage Loan Schedule attached hereto together with the related Mortgage Files and all rights and obligations arising under the documents contained therein, including the right to any prepayment penalties or other charges payable by the related Mortgagors in connection with any principal prepayments on the Mortgage Loans. Pursuant to Subsection 6.03 of the Agreement, each Seller has delivered to the Custodian the documents for each Mortgage Loan to be purchased as set forth in the Custodial Agreement. The contents of each related Servicing File required to be delivered to the Servicer to service the Mortgage Loans pursuant to the Agreement and thus not delivered to the Initial Purchaser are and shall be held in trust for the benefit of the Initial Purchaser as the owner thereof. The Servicer's possession of any portion of each such Servicing File is at the will of the Initial Purchaser for the sole purpose of facilitating servicing of the related Mortgage Loan pursuant to the Agreement, and such retention and possession by the Servicer shall be in a custodial capacity only. The ownership of each Mortgage Note, Mortgage, and the contents of the Mortgage File and Servicing File is vested in the Initial Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of each Seller or the Servicer shall immediately vest in the Initial Purchaser and shall be retained and maintained, in trust, by each Seller or the Servicer at the will of the Purchaser in such custodial capacity only.

         The Sellers and the Servicer confirm to the Purchaser that the representations and warranties set forth in Subsection 7.01, 7.02 and 7.03, as applicable, of the Agreement are true and correct as of the date hereof, and that all statements made in the related Officer's Certificate and all attachments thereto remain complete, true and correct in all respects as of the date hereof, and confirm that all statements made in the Commitment Letter are true and correct as of the date hereof.


                                      4-1

         Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

                                   AMERICAN BUSINESS CREDIT, INC.
                                       (Seller and Servicer)


                                   By:_________________________________
                                   Name:
                                   Title:


                                   HOMEAMERICAN CREDIT, INC., D/B/A
                                   UPLAND MORTGAGE
                                       (Seller)


                                   By:_________________________________
                                   Name:
                                   Title:


                                   AMERICAN BUSINESS MORTGAGE
                                   SERVICES, INC.
                                       (Seller)


                                   By:_________________________________
                                   Name:
                                   Title:


                                      4-2

                                                                       EXHIBIT 5

                         CONTENTS OF EACH MORTGAGE FILE

         With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser and which shall be retained by the Seller or delivered to the
Custodian:

                  1. Mortgage Loan Documents.

                  2. Residential loan application.

                  3. Mortgage Loan closing statement.

                  4. Verification of employment and income.

                  5. Verification of acceptable evidence of source and amount of down payment.

                  6. Credit report on Mortgagor.

                  7. Residential appraisal report.

                  8. Photograph of the Mortgaged Property, if available.

                  9. Survey of the Mortgaged Property, if available.

                  10. Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

                  11. All required disclosure statements and statement of Mortgagor confirming receipt thereof.

                  12. If available, termite report, structural engineer's report, water potability and septic certification.

                  13. Sales Contract.

                  14. Hazard insurance policy.

                  15. Tax receipts, insurance premium receipts, ledger sheets, payment history from date of origination, insurance claim files, correspondence, current and historical computerized data files, and all other processing, underwriting and closing papers and records which are customarily contained in a mortgage loan file and which are required to document the Mortgage Loan or to service the Mortgage Loan.

                  16. Amortization schedule, if available.

                                      5-1

                  17. Payment history for Mortgage Loans that have been closed for more than 90 days.

                  18. The original policy of primary mortgage guaranty insurance or, if such insurance is provided by a master policy, the original certificate of insurance and a copy of such master policy, if available.


                                      5-2

                                                                       EXHIBIT 6

                               CUSTODIAL AGREEMENT

                                    [ON FILE]


                                      6-1

                                                                       EXHIBIT 7

                   FORM OF CUSTODIAL ACCOUNT LETTER AGREEMENT

                                                 _______________


To:


                   (the "Depository")


         As Servicer under the Mortgage Loan Purchase and Interim Servicing Agreement (Fixed Rate Mortgage Loans), dated as of July 22, 2003, we hereby authorize and request you to establish an account, as a Custodial Account, to be designated as "[SERVICER], as servicer, in trust for the Purchaser (Fixed Rate Mortgage Loans)." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer. You may refuse any deposit that would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

                                   [SERVICER]


                                   By: __________________________________
                                       Name:
                                       Title:
                                       Date:

         The undersigned, as Depository, hereby certifies that the above-described account has been established under Account Number ___________ at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above. The Federal Deposit Insurance Corporation ("FDIC"), through the Bank Insurance Fund ("BIF") or the Savings Association Insurance Fund ("SAIF"), will insure the full amount deposited at any time in the account, provided that such amount does not exceed the limits on insured deposits set by the FDIC.

                                               [Depository]


                                               By: ___________________________
                                               Name:
                                               Title:
                                               Date:

                                      7-1

                                                                       EXHIBIT 8

                     FORM OF ESCROW ACCOUNT LETTER AGREEMENT

                                                   _______________

To:


          (the "Depository")

         As Servicer under the Mortgage Loan Purchase and Interim Servicing Agreement (Fixed Rate Mortgage Loans), dated as of July 22, 2003, we hereby authorize and request you to establish an account, as an Escrow Account, to be designated as "[SERVICER], as servicer, in trust for the Purchaser and various Mortgagors (Fixed Rate Mortgage Loans)." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

                                   [SERVICER]


                                   By: __________________________________
                                       Name:
                                       Title:
                                       Date:

         The undersigned, as Depository, hereby certifies that the above-described account has been established under Account Number ___________ at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above. The Federal Deposit Insurance Corporation ("FDIC"), through the Bank Insurance Fund ("BIF") or the Savings Association Insurance Fund ("SAIF"), will insure the full amount deposited at any time in the account, provided that such amount does not exceed the limits on insured deposits set by the FDIC.

                                               [Depository]


                                               By: ____________________________
                                               Name:
                                               Title:
                                               Date:


                                      8-1

                                                                       EXHIBIT 9

                                COMMITMENT LETTER

                                    [ON FILE]

                                      9-1

                                                                      EXHIBIT 10

                                   [RESERVED]


                                      10-1

                                                                      EXHIBIT 11

                               SERVICING ADDENDUM

         Section 11.01 Servicer to Act as Servicer.

         The Servicer, as independent contract servicer, shall service and administer the Mortgage Loans in accordance with this Agreement and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable and consistent with the terms of this Agreement.

         The Servicer shall administer the Mortgage Loans on behalf of the Purchaser (as determined by the Servicer in its reasonable judgment) in accordance with the terms of this Agreement and the respective Mortgage Loans and, to the extent consistent with such terms, in the same manner in which it administers similar mortgage loans for its own portfolio, giving due consideration to customary and usual standards of practice of prudent mortgage lenders and loan servicers administering similar mortgage loans but without regard to: (i) any relationship that the Servicer or any Affiliate of the Servicer may have with the related Mortgagor and (ii) the Servicer's right to receive compensation for its services hereunder.

         To the extent consistent with the foregoing, the Servicer (a) shall seek to maximize the timely and complete recovery of principal and interest on the Mortgage Notes and (b) shall waive (or permit a subservicer to waive) a Prepayment Charge only under the following circumstances: (i) such waiver is standard and customary in servicing similar Mortgage Loans or required to comply with applicable law and (ii) either (A) such waiver would, in the reasonable judgment of the Servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan and, if such waiver is made in connection with a refinancing of the related Mortgage Loan, such refinancing is related to a default or a reasonably foreseeable default or (B) such waiver is made in connection with a refinancing of the related Mortgage Loan unrelated to a default or a reasonably foreseeable default where (x) the related mortgagor has stated to the Servicer or an applicable subservicer an intention to refinance the related Mortgage Loan and (y) the Servicer has concluded in its reasonable judgment that the waiver of such Prepayment Charge would induce such mortgagor to refinance with the Servicer. If a Prepayment Charge is waived as permitted by meeting the standards described in clauses (i) and (ii)(B) above, then the Servicer is required to pay the amount of such waived Prepayment Charge by depositing such amount into the Collection Account together with and at the time that the amount prepaid on the related Mortgage Loan is required to be deposited into the Custodial Account; provided however, that if such Prepayment Charge is waived within the first ninety days after the Closing Date, the Servicer is required to pay only the greater of the amount required in the preceding sentence and the amount required under Section
7.05 of the Mortgage Loan Purchase and Interim Servicing Agreement.



                                      11-1

         Consistent with the terms of this Agreement, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Servicer's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Purchaser; provided, however, that the Servicer shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, defer or forgive the payment thereof or of any principal or interest payments, reduce the outstanding principal amount (except for actual payments of principal), make additional advances of additional principal or extend the final maturity date on such Mortgage Loan, in each case unless the Purchaser consents in writing. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself, and the Purchaser, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Property. If reasonably required by the Servicer, the Purchaser shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

         In servicing and administering the Mortgage Loans, the Servicer shall employ procedures including collection procedures and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account giving due consideration to accepted mortgage servicing practices of prudent lending institutions and the Purchaser's reliance on the Servicer ("Accepted Servicing Practices").

         The Servicer may enter into subservicing arrangements with other sellers or any subservicers acceptable to the Purchaser, pursuant to subservicing agreements which are acceptable to the Purchaser, provided the Servicer shall be responsible for any costs or expenses payable to such subservicers, such subservicing agreements shall not be inconsistent with this Agreement, and any such subservicing agreements shall be immediately terminable upon the direction of the Purchaser. The Servicer shall remain obligated and liable to the Purchaser for the servicing and administering of the Mortgage Loans without diminution of such obligation or liability by virtue of such subservicing agreements or arrangements or by virtue of indemnification from the subservicer for any acts or omissions and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans and any other transactions or services relating to the Mortgage Loans involving the subservicer shall be deemed to be between the subservicer and the Servicer alone and the Purchaser shall have no obligations, duties or liabilities with respect to the subservicer including no obligation, duty or liability of the Purchaser to pay the subservicer's fees and expenses or the obligation to pay any termination fees and expenses of the subservicer. The Servicer shall pay all fees and expenses of the subservicer from its own funds or other amounts permitted to be retained by or reimbursed to the Servicer hereunder.

         Section 11.02 Collection of Mortgage Loan Payments.

         Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, the Servicer shall proceed diligently to collect all payments due under each Mortgage Loan when the same shall become due and payable and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Primary Insurance Policy, follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Further, the Servicer shall take special care in ascertaining and estimating Escrow Payments and all other charges that will become due and payable to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

                                      11-2

         Section 11.03 Realization Upon Defaulted Mortgage Loans.

         (a) The Servicer shall use its best efforts, consistent with Accepted Servicing Practices to foreclose upon or otherwise comparably convert the ownership of such Mortgaged Properties as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Subsection 11.01. The Servicer shall use its best efforts to realize upon defaulted Mortgage Loans in such a manner as will maximize the receipt of principal and interest by the Purchaser, taking into account, among other things, the timing of foreclosure proceedings. The foregoing is subject to the provisions that, in any case in which Mortgaged Property shall have suffered damage, the Servicer shall not be required to expend its own funds toward the restoration of such property in excess of $2,000 unless it shall determine in its discretion (i) that such restoration will increase the proceeds of liquidation of the related Mortgage Loan to the Purchaser after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by the Servicer through Insurance Proceeds or Liquidation Proceeds from the related Mortgaged Property, as contemplated in Subsection 11.05. In the event that any payment due under any Mortgage Loan is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Servicer shall take such action as it shall deem to be in the best interest of the Purchaser. In the event that any payment due under any Mortgage Loan remains delinquent for a period of 90 days or more, the Servicer shall commence foreclosure proceedings, provided that prior to commencing foreclosure proceedings by delivering notice of default to Mortgagor and initiating the filing of a complaint, the Servicer shall notify the Purchaser in writing of the Servicer's intention to do so, and the Servicer shall not commence foreclosure proceedings if the Purchaser objects to such action within ten (10) Business Days of receiving such notice. The Servicer shall notify the Purchaser in writing of the commencement of foreclosure proceedings. In such connection, the Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the related Mortgaged Property, as contemplated in Subsection 11.05.

         (b) Notwithstanding the foregoing provisions of this Subsection 11.03, with respect to any Mortgage Loan as to which the Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Servicer shall not either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action, with respect to, such Mortgaged Property if, as a result of any such action, the Purchaser would be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or operator of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Servicer has also previously determined, based on his reasonable judgment and a prudent report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

                                      11-3

                  (1) such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Purchaser to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

                  (2) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Purchaser to take such actions with respect to the affected Mortgaged Property.

         The cost of the environmental audit report contemplated by this Subsection 11.03 shall be advanced by the Servicer, subject to the Servicer's right to be reimbursed therefor from the Custodial Account as provided in Subsection 11.05(vi).

         If the Servicer determines, as described above, that it is in the best economic interest of the Purchaser to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting any such Mortgaged Property, then the Servicer shall take such action as it deems to be in the best economic interest of the Purchaser. The cost of any such compliance, containment, cleanup or remediation shall be advanced by the Servicer, subject to the Servicer's right to be reimbursed therefor from the Custodial Account as provided in Subsection 11.05(vi).

         (c) Proceeds received in connection with any Final Recovery Determination, as well as any recovery resulting from a partial collection of Insurance Proceeds or Liquidation Proceeds in respect of any Mortgage Loan, will be applied in the following order of priority: first, to reimburse the Servicer for any related unreimbursed Servicing Advances, pursuant to Subsection 11.05(iii); second, to accrued and unpaid interest on the Mortgage Loan, to the date of the Final Recovery Determination, or to the Due Date prior to the Distribution Date on which such amounts are to be distributed if not in connection with a Final Recovery Determination; and third, as a recovery of principal of the Mortgage Loan. If the amount of the recovery so allocated to interest is less than the full amount of accrued and unpaid interest due on such Mortgage Loan, the amount of such recovery will be allocated by the Servicer as follows: first, to unpaid Servicing Fees; and second, to the balance of the interest then due and owing. The portion of the recovery so allocated to unpaid Servicing Fees shall be reimbursed to the Servicer pursuant to Subsection 11.05(iii). The portion of the recovery allocated to interest (net of unpaid Servicing Fees) and the portion of the recovery allocated to principal of the Mortgage Loan shall be applied as part of the amounts to be distributed to the Purchaser in accordance with Subsection 11.14.

                                      11-4

         Section 11.04 Establishment of Custodial Accounts; Deposits in Custodial Accounts.

         The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts, in the form of time deposit, demand accounts or other Eligible Accounts. The creation of any Custodial Account shall be evidenced by a Custodial Account Letter Agreement in the form of Exhibit 7.

         The Servicer shall deposit in the Custodial Account on a daily basis, and retain therein the following payments and collections received by it subsequent to the Cut-off Date:

         (i) all payments on account of principal on the Mortgage Loans;

         (ii) all payments on account of interest on the Mortgage Loans;

         (iii) all Liquidation Proceeds and income from REO Property;

         (iv) all Insurance Proceeds including amounts required to be deposited pursuant to Subsections 11.10 and 11.11, other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Servicer's normal servicing procedures, the loan documents or applicable law;

         (v) all Condemnation Proceeds affecting any Mortgaged Property which are not released to the Mortgagor in accordance with the Servicer's normal servicing procedures, the loan documents or applicable law;

         (vi) reserved;

         (vii) all proceeds of any Mortgage Loan repurchased in accordance with Subsections 7.03 and 7.04 and all amounts required to be deposited by the Servicer in connection with shortfalls in principal amount of Qualified Substitute Mortgage Loans pursuant to Subsection 7.03;

         (viii) any amounts required to be deposited by the Servicer pursuant to Subsection 11.11 in connection with the deductible clause in any blanket hazard insurance policy. Such deposit shall be made from the Servicer's own funds, without reimbursement therefor;

         (ix) any amounts required to be deposited by the Servicer in connection with any REO Property pursuant to Subsection 11.13;

         (x) any amounts required to be deposited in the Custodial Account pursuant to Subsection 11.20, and

         (xi) any amounts relating to Prepayment Charges as described in Subsection 7.05.

                                      11-5

         The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of Servicing Fees and Ancillary Income, to the extent permitted by Subsection 11.01, need not be deposited by the Servicer in the Custodial Account. Such Custodial Account shall be an Eligible Account. Any interest or earnings on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Servicer and the Servicer shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Subsection 11.05(iii). The Servicer shall give notice to the Purchaser of the location of the Custodial Account when established and prior to any change thereof.

         If the balance on deposit in the Custodial Account exceeds $75,000 as of the commencement of business on any Business Day and the Custodial Account constitutes an Eligible Account solely pursuant to clause (ii) of the definition of Eligible Account, the Servicer shall, on or before twelve o'clock noon Eastern time on such Business Day, withdraw from the Custodial Account any and all amounts payable to the Purchaser and remit such amounts to the Purchaser by wire transfer of immediately available funds.

         Section 11.05 Permitted Withdrawals From the Custodial Account.

         The Servicer may, from time to time, withdraw from the Custodial Account for the following purposes:

         (i) to make distributions to the Purchaser in the amounts and in the manner provided for in Subsection 11.14;

         (ii) reserved;

         (iii) to reimburse itself for unreimbursed Servicing Advances, the Servicer's right to reimburse itself pursuant to this subclause (iii) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of such reimbursement, the Servicer's right thereto shall be prior to the rights of the Purchaser, except that, where the Seller is required to repurchase a Mortgage Loan, pursuant to Subsection 7.04, the Servicer's right to such reimbursement shall be subsequent to the payment to the Purchaser of the repurchase price pursuant to Subsection
7.04 and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loans;

         (iv) to pay to itself pursuant to Subsection 11.22 as servicing compensation (a) any interest earned on funds in the Custodial Account (all such interest to be withdrawn monthly not later than each Distribution Date), (b) the Servicing Fee from that portion of any payment or recovery as to interest on a particular Mortgage Loan and (c) Ancillary Income to the extent not previously retained;

         (v) reserved;

         (vi) reserved;

         (vii) to pay, or to reimburse the Servicer for advances in respect of, expenses incurred in connection with any Mortgage Loan pursuant to Subsection 11.03(b), but only to the extent of amounts received in respect of the Mortgage Loans to which such expense is attributable;

                                      11-6

         (vii) to clear and terminate the Custodial Account on the termination of this Agreement; and

         (viii) to withdraw funds deposited in error.

         The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Custodial Account pursuant to such subclauses (ii), (iii), (v), (vi) and
(vii) above. The Servicer shall provide written notification in the form of an Officers' Certificate to the Purchaser, on or prior to the next succeeding Distribution Date, upon making any withdrawals from the Custodial Account pursuant to subclause (iv) above.

         Section 11.06 Establishment of Escrow Accounts; Deposits in Escrow Accounts.

         The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit, demand accounts or the Eligible Accounts. The creation of any Escrow Account shall be evidenced by Escrow Account Letter Agreement in the form of Exhibit 8.

         The Servicer shall deposit in the Escrow Account or Accounts on a daily basis, and retain therein, (i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement, and (ii) all Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property. The Servicer shall make withdrawals therefrom only to effect such payments as are required under this Agreement, and for such other purposes as shall be as set forth or in accordance with Subsection 11.08. The Servicer shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution other than interest on escrowed funds required by law to be paid to the Mortgagor and, to the extent required by law, the Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account is non interest bearing or that interest paid thereon is insufficient for such purposes.

         Section 11.07 Permitted Withdrawals From Escrow Account.

         Withdrawals from the Escrow Account may be made by the Servicer (i) to effect timely payments of ground rents, taxes, assessments, water rates, hazard insurance premiums, Primary Insurance Policy premiums, if applicable, and comparable items, (ii) to reimburse the Servicer for any Servicing Advance made by the Servicer with respect to a related Mortgage Loan but only from amounts received on the related Mortgage Loan which represent late payments or collections of Escrow Payments thereunder, (iii) to refund to the Mortgagor any funds as may be determined to be overages, (iv) for transfer to the Custodial Account in accordance with the terms of this Agreement, (v) for application to restoration or repair of the Mortgaged Property, (vi) to pay to the Servicer, or to the Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account, or (vii) to clear and terminate the Escrow Account on the termination of this Agreement.

                                      11-7

         Section 11.08 Payment of Taxes, Insurance and Other Charges; Collections Thereunder.

         With respect to each Mortgage Loan, the Servicer shall maintain (itself or through third party services customarily used by similar servicers) accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges, including insurance renewal premiums and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage and applicable law. To the extent that any such Mortgage does not provide for Escrow Payments, the Servicer shall determine that any such payments are made by the Mortgagor at the time they first become due. The Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments.

         Section 11.09 Transfer of Accounts.

         The Servicer may transfer the Custodial Account or the Escrow Account to a different depository institution from time to time. Such transfer shall be made only upon obtaining the consent of the Purchaser, which consent shall not be unreasonably withheld. In any case, the Custodial Account and Escrow Account shall be Eligible Accounts.

         Section 11.10 Maintenance of Hazard Insurance.

         The Servicer shall cause to be maintained for each Mortgage Loan fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of (i) the amount necessary to fully compensate for any damage or loss to the improvements which are a part of such property on a replacement cost basis or (ii) the outstanding principal balance of the Mortgage Loan, in each case in an amount not less than such amount as is necessary to prevent the Mortgagor and/or the Mortgagee from becoming a co-insurer. In the case of second liens, the Servicer may request the first lienholder to address any insurance discrepancies prior to taking corrective action itself. If the Mortgaged Property is in an area identified on a Flood Hazard Boundary Map or Flood Insurance Rate Map issued by the Flood Emergency Management Agency as having special flood hazards and flood insurance has been made available, the Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the lesser of (i) the outstanding principal balance of the Mortgage Loan or (ii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as amended. The Servicer also shall maintain on any REO Property, fire and hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding principal balance of the related Mortgage Loan at the time it became an REO Property plus accrued interest at the Mortgage


                                      11-8

Interest Rate and related Servicing Advances, liability insurance and, to the extent required and available under the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as amended, flood insurance in an amount as provided above. Pursuant to Subsection 11.04, any amounts collected by the Servicer under any such policies other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or REO Property, or released to the Mortgagor in accordance with the Servicer's normal servicing procedures, shall be deposited in the Custodial Account, subject to withdrawal pursuant to Subsection 11.05. Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to the Purchaser, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance need be required by the Servicer of the Mortgagor or maintained on property acquired in respect of the Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. All such policies shall be endorsed with standard mortgagee clauses with loss payable to the Servicer, or upon request to the Purchaser, and shall provide for at least thirty days prior written notice of any cancellation, reduction in the amount of, or material change in, coverage to the Servicer. The Servicer shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Servicer shall not accept any such insurance policies from insurance companies unless such companies currently reflect a General Policy Rating of A:X or better in Best's Key Rating Guide and are licensed to do business in the state wherein the property subject to the policy is located.

         Section 11.11 Maintenance of Mortgage Impairment Insurance Policy.

         In the event that the Servicer shall obtain and maintain a mortgage impairment or blanket policy issued by an issuer that has a Best rating of A:VI insuring against hazard losses on all of Mortgaged Properties securing the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Subsection 11.10 and otherwise complies with all other requirements of Subsection 11.10, the Servicer shall conclusively be deemed to have satisfied its obligations as set forth in Subsection 11.10, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with Subsection 11.10, and there shall have been one or more losses which would have been covered by such policy, deposit in the Custodial Account the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of the Purchaser, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy. Upon request of the Purchaser, the Servicer shall cause to be delivered to the Purchaser a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without thirty days prior written notice to the Purchaser.

                                      11-9

         Section 11.12 Fidelity Bond, Errors and Omissions Insurance.

         The Servicer shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage with responsible companies that meet the requirements of Fannie Mae or Freddie Mac on all officers, employees or other persons acting in any capacity with regard to the Mortgage Loan to handle funds, money, documents and papers relating to the Mortgage Loan. The fidelity bond and errors and omissions insurance shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. Such fidelity bond shall also protect and insure the Servicer against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Subsection 11.12 requiring the fidelity bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae in the Fannie Mae Servicing Guide or by Freddie Mac in the Freddie Mac Servicers' and Servicers' Guide. Upon request of the Purchaser, the Servicer shall cause to be delivered to the Purchaser a certified true copy of the fidelity bond and insurance policy and a statement from the surety and the insurer that such fidelity bond or insurance policy shall in no event be terminated or materially modified without thirty days' prior written notice to the Purchaser.

         Section 11.13 Title, Management and Disposition of REO Property.

         In the event that title to the Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the person designated by the Purchaser, or in the event such person is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the "doing business" or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an opinion of counsel obtained by the Servicer from an attorney duly licensed to practice law in the state where the REO Property is located. Any Person or Persons holding such title other than the Purchaser shall acknowledge in writing that such title is being held as nominee for the benefit of the Purchaser.

         The Servicer shall either itself or through an agent selected by the Servicer, manage, conserve, protect and operate each REO Property (and may temporarily rent the same) in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. If a REMIC election is or is to be made with respect to the arrangement under which the Mortgage Loans and any REO property are held, the Servicer shall manage, conserve, protect and operate each REO Property in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by such REMIC of any "income from non permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" within the meaning of Section 860G(c)(2) of the Code. The Servicer shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least annually thereafter. The Servicer shall make or cause to be made a written report of each such inspection. Such reports shall be retained in the Mortgage File and copies thereof shall be forwarded by the Servicer to the Purchaser. The Servicer shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within two years, or such other period as may be permitted under Section 860(G)(a)(8) of the Code, after title has been taken to such REO Property, unless the Servicer determines, and gives appropriate notice to the Purchaser, that a longer period is necessary for the orderly liquidation of such REO Property.

                                     11-10

         With respect to each REO Property, the Servicer shall segregate and hold all funds collected and received in connection with the operation of the REO Property separate and apart from its own funds or general assets and shall deposit such amounts in the Collection Account subject to withdrawal as provided in this Agreement.

         The Servicer shall deposit or cause to be deposited, on a daily basis in the Collection Account all revenues received with respect to the REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Subsection 11.10 hereof and the fees of any managing agent acting on behalf of the Servicer.

         The Servicer shall furnish to the Purchaser on each Distribution Date, an operating statement for each REO Property covering the operation of each REO Property for the previous month. Such operating statement shall be accompanied by such other information as the Purchaser shall reasonably request.

         Each REO Disposition shall be carried out by the Servicer at such price and upon such terms and conditions as the Servicer deems to be in the best interest of the Purchaser only with the prior written consent of the Purchaser. If as of the date title to any REO Property was acquired by the Servicer there were outstanding unreimbursed Servicing Advances with respect to the REO Property, the Servicer, upon an REO Disposition of such REO Property, shall be entitled to reimbursement for any related unreimbursed Servicing Advances from proceeds received in connection with such REO Disposition. The proceeds from the REO Disposition, net of any payment to the Servicer as provided above, and prior to the Reconstitution Date, up to the outstanding principal balance of the Mortgage Loan, shall be deposited in the Custodial Account on the Determination Date in the month following receipt thereof for distribution on the succeeding Distribution Date in accordance with Section 4.

         Section 11.14 Distributions.

         On each Distribution Date, the Servicer shall distribute to the Purchaser all amounts credited to the Custodial Account as of the close of business on the preceding Determination Date, net of charges against or withdrawals from the Custodial Account pursuant to Subsection 11.05.

         All distributions made to the Purchaser on each Distribution Date will be made to the Purchaser of record on the preceding Record Date, and shall be based on the Mortgage Loans owned and held by the Purchaser, and shall be made by wire transfer of immediately available funds to the account of the Purchaser at a bank or other entity having appropriate facilities therefor, if the Purchaser shall have so notified the Servicer or by check mailed to the address of the Purchaser.

                                     11-11

         With respect to any remittance received by the Purchaser on or after the second Business Day following the Business Day on which such payment was due, the Servicer shall pay to the Purchaser interest on any such late payment at an annual rate equal to the rate of interest as is publicly announced from time to time at its principal office by Chase Manhattan Bank, N.A., New York, New York, as its prime lending rate, adjusted as of the date of each change, plus three percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be paid by the Servicer to the Purchaser on the date such late payment is made and shall cover the period commencing with the day following such second Business Day and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with such late payment. The payment by the Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Servicer.

         Section 11.15 Remittance Reports.

         No later than the fifth Business Day of each month, the Servicer shall furnish to the Purchaser or its designee a computer tape containing, and a hard copy of, the monthly data, as further described and set forth in Exhibit 9-1. On the Business Day following each Determination Date, the Servicer shall deliver to the Purchaser or its designee by telecopy (or by such other means as the Servicer and the Purchaser may agree from time to time) a computer tape containing, and a hard copy of, the determination data with respect to the related Distribution Date, all as further described and set forth in Exhibit 9-1 hereto, together with such other information with respect to the Mortgage Loans as the Purchaser may reasonably require to allocate distributions made pursuant to this Agreement and provide appropriate statements with respect to such distributions. On the same date, the Servicer shall forward to the Purchaser by overnight mail a computer readable magnetic tape containing the information set forth in the Remittance Report with respect to the related Distribution Date.

         Section 11.16 Statements to the Purchaser.

         Not later than fifteen days after each Distribution Date, the Servicer shall forward to the Purchaser or its designee a statement prepared by the Servicer setting forth the status of the Custodial Account as of the close of business on such Distribution Date and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from the Custodial Account of each category of deposit specified in Subsection 11.04 and each category of withdrawal specified in Subsection 11.05.

         The Servicer shall provide the Purchaser with such information concerning the Mortgage Loans for the period during which it is servicing the Mortgage Loans for the Purchaser as is necessary for the Purchaser to prepare its federal income tax return as any Purchaser may reasonably request from time to time.

         Section 11.17 Real Estate Owned Reports.

         Together with the statement furnished pursuant to Subsection 11.02, with respect to any REO Property, the Servicer shall furnish to the Purchaser a statement covering the Servicer's efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month, together with the operating statement. Such statement shall be accompanied by such other information as the Purchaser shall reasonably request.

                                     11-12

         Section 11.18 Liquidation Reports.

         Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Purchaser pursuant to a deed in lieu of foreclosure, the Servicer shall submit to the Purchaser a liquidation report with respect to such Mortgaged Property.

         Section 11.19 Assumption Agreements.

         The Servicer shall, to the extent it has knowledge of any conveyance or prospective conveyance by any Mortgagor of the Mortgaged Property (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under any "due on sale" clause applicable thereto; provided, however, that the Servicer shall not exercise any such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary Insurance Policy, if any. If the Servicer reasonably believes it is unable under applicable law to enforce such "due on sale" clause, the Servicer shall enter into an assumption agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. Where an assumption is allowed pursuant to this Subsection 11.01, the Servicer is authorized to enter into a substitution of liability agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the related Mortgage Note. Any such substitution of liability agreement shall be in lieu of an assumption agreement.

         In connection with any such assumption or substitution of liability, the Servicer shall follow the underwriting practices and procedures of prudent mortgage lenders in the state in which the related Mortgaged Property is located. With respect to an assumption or substitution of liability, Mortgage Interest Rate, the amount of the Monthly Payment, and the final maturity date of such Mortgage Note may not be changed. The Servicer shall notify the Purchaser that any such substitution of liability or assumption agreement has been completed by forwarding to the Purchaser the original of any such substitution of liability or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by the Servicer for entering into an assumption or substitution of liability agreement in excess of 1% of the outstanding principal balance of the Mortgage Loan shall be deposited in the Custodial Account pursuant to Subsection 11.04.

         Notwithstanding the foregoing paragraphs of this Subsection or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Servicer may be restricted by law from preventing, for any reason whatsoever. For purposes of this Subsection 11.19, the term "assumption" is deemed to also include a sale of the Mortgaged Property subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

                                     11-13

         Section 11.20 Satisfaction of Mortgages and Release of Mortgage Files.

         Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer will immediately notify the Purchaser by a certification of a servicing officer, which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Subsection 11.04 have been or will be so deposited, and shall request execution of any document necessary to satisfy the Mortgage Loan and delivery to it of the portion of the Mortgage File held by the Purchaser or the Purchaser's designee. Upon receipt of such certification and request, the Purchaser, shall promptly release the related mortgage documents to the Servicer and the Servicer shall prepare and process any satisfaction or release. No expense incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account or the Purchaser.

         In the event the Servicer satisfies or releases a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage or should it otherwise prejudice any right the Purchaser may have under the mortgage instruments, the Servicer, upon written demand, shall remit to the Purchaser the then outstanding principal balance of the related Mortgage Loan by deposit thereof in the Custodial Account. The Servicer shall maintain the fidelity bond insuring the Servicer against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

         From time to time and as appropriate for the service or foreclosure of the Mortgage Loan, including for this purpose collection under any Primary Insurance Policy, the Purchaser shall, upon request of the Servicer and delivery to the Purchaser of a servicing receipt signed by a Servicing Officer, release the requested portion of the Mortgage File held by the Purchaser to the Servicer. Such servicing receipt shall obligate the Servicer to return the related Mortgage documents to the Purchaser when the need therefor by the Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non judicially, and the Servicer has delivered to the Purchaser a certificate of a servicing officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a servicing officer stating that such Mortgage Loan was liquidated, the servicing receipt shall be released by the Purchaser to the Servicer.

         Section 11.21 Reserved.

         Section 11.22 Servicing Compensation.

         As compensation for its services hereunder, the Servicer shall, subject to Subsection 11.04(x), be entitled to withdraw from the Custodial Account or to retain from interest payments on the Mortgage Loans the amounts provided for as the Servicer's Servicing Fee. Additional servicing compensation in the form of Ancillary Income shall be retained by the Servicer to the extent not required to be deposited in the Custodial Account. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for.

                                     11-14

         Section 11.23 Statement as to Compliance.

         The Servicer will deliver to the Purchaser and the Servicer not later than March 31, 2004, an Officers' Certificate stating, as to each signatory thereof, that (i) a review of the activities of the Servicer during the interim servicing period and of performance under this Agreement has been made under such officers' supervision and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement throughout such period, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Copies of such statement shall be provided by the Purchaser to any Person identified as a prospective purchaser of the Mortgage Loans.

         Section 11.24 Independent Public Accountants' Servicing Report.

         Not later than March 31, 2004, the Servicer at its expense shall cause a firm of independent public accountants (which may also render other services to the Servicer) which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Purchaser or its designee and the Servicer to the effect that such firm has examined certain documents and records relating to the servicing of the Mortgage Loans under this Agreement or of mortgage loans under pooling and servicing agreements (including the Mortgage Loans and this Agreement) substantially similar one to another (such statement to have attached thereto a schedule setting forth the pooling and servicing agreements covered thereby) and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac, such firm confirms that such servicing has been conducted in compliance with such pooling and servicing agreements except for such significant exceptions or errors in records that, in the opinion of such firm, the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac requires it to report. Copies of such statement shall be provided by the Purchaser to any Person identified as a prospective purchaser of the Mortgage Loans.

         Section 11.25 Access to Certain Documentation.

         The Servicer shall provide to the Office of Thrift Supervision, the FDIC and any other federal or state banking or insurance regulatory authority that may exercise authority over the Purchaser access to the documentation regarding the Mortgage Loans serviced by the Servicer required by applicable laws and regulations. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Servicer. In addition, access to the documentation will be provided to the Purchaser and any Person identified to the Servicer by the Purchaser without charge, upon reasonable request during normal business hours at the offices of the Servicer.

                                     11-15

         Section 11.26 Recovery of Servicing Advances.

         Prior to the transfer of servicing on any Servicing Transfer Date, the Servicer shall be entitled to reimbursement from either (i) the Custodial Account, if funds are available therefore, or (ii) from the successor servicer or Purchaser for any unreimbursed Servicing Advances made by the Servicer during the period from the related Closing Date through the Servicing Transfer Date, in an amount not to exceed $50,000 in the aggregate; provided that the Servicer has complied with its reporting obligations described in the following sentence. The Servicer shall deliver promptly written notification to the Purchaser if the amount of Servicing Advances made by the Servicer equals an aggregate of $50,000, which notification shall set forth the amount and purpose of such Servicing Advances and the related Mortgage Loans.



                                     11-16

                                   SCHEDULE I

                             MORTGAGE LOAN SCHEDULE

                                    [ON FILE]




                                       I-1